Exhibit 10.1

AMENDED AND RESTATED

GAS GATHERING AND PROCESSING AGREEMENT

THIS AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT (this “Agreement”), effective March 22, 2012 (the “Effective Date”), is by and between Monarch Natural Gas, LLC, a Delaware Limited Liability Company whose address is 5613 DTC Parkway, Suite 200, Greenwood Village, Colorado 80111 (“Gatherer”), and Gasco Production Company, a Delaware Corporation whose address is 8 Inverness Drive East, Suite 100, Englewood, Colorado 80112 (“Producer”).  Gatherer and Producer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

A.            Gatherer owns and operates a natural gas gathering system and related facilities in Uintah and Duchesne Counties, Utah.

B.            Producer has an interest in certain oil and gas leases and lands located in Uintah and Duchesne Counties, Utah, as described in Schedule 3 (the “Leases”), and owns, controls or otherwise has the right to deliver to Gatherer’s gathering system, natural gas produced and saved from wells located on the Leases and more particularly described in Schedule 2 (the “Wells”).

C.            The Parties have entered into a Gas Gathering and Processing Agreement dated effective March 1, 2010, as subsequently amended, including by that certain Letter Agreement dated September 20, 2011 (the “Existing Gathering Agreement”) pursuant to which Gatherer agreed to gather, compress and process Producer’s Gas and Producer agreed to exclusively dedicate the Dedicated Reserves to Gatherer under the terms of the Existing Gathering Agreement.

D.            The Parties desire to amend, restate and replace the Existing Gathering Agreement with this Agreement.

Agreements:

NOW, THEREFORE, for good and valuable consideration, Gatherer and Producer agree as follows:

Article 1

Definitions

1.1           Definitions.           The following capitalized terms used in this Agreement and the attached exhibits and schedules shall have the meanings set forth below:

“Agreement” is defined in the preamble.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, whether by contract, voting power, or otherwise.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract, or otherwise.

“AMI” means the geographic area described in Schedule 1.

“Applicable Law” means any applicable law, statute, rule, regulation, ordinance, order, or other pronouncement, action, or requirement of any Governmental Authority.

“Bcf” means one million Mcf’s.

“Btu” means the amount of heat energy needed to raise the temperature of one pound of water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.65 pounds per square inch absolute.

“Business Day” means any day except Saturday, Sunday, or Federal Reserve Bank holidays.

“Chipeta” means Chipeta Processing LLC.

“Chipeta Plant” means the processing plant owned by Chipeta located in Uintah County, Utah.

“Chipeta Plant Products” means the raw mix of liquefiable hydrocarbons, including without limitation, ethane, propane, butane, and natural gasoline, extracted and saved at the Chipeta Plant from all of Producer’s Gas delivered to and processed by Chipeta.

“Chipeta Processing Agreement” means the Gas Processing Agreement dated September 21, 2011, between Chipeta and Gasco Energy, Inc. attached hereto as Exhibit B.

“Chipeta Residue Gas” means that portion of Producer’s Gas remaining after processing at the Chipeta Plant.

“Day” means a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter.

“Dedicated Reserves” means the interest of Producer in all Gas reserves in and under, and all Gas owned by Producer and produced or delivered from (i) the Leases and (ii) other lands within the AMI, whether now owned or hereafter acquired, along with the processing rights, subject to certain volume exclusions as described herein, and any and all additional right, title, interest, or claim of every kind and character of Producer or its Affiliates in (x) the Leases or (y) lands within the AMI, and Gas production therefrom, and all interests in any wells, whether now existing or drilled hereafter, on, or completed on, lands covered by a Lease or within the AMI.  Dedicated Reserves shall include Gas under contract with Producer from or otherwise attributable to (i) NFR Uinta Basin LLC under the Agreement dated July 25, 2007, and (ii) Halliburton Energy Services, Inc. under the Agreement dated May 1, 2005, and (iii) MBG Trust under the Agreement dated August 1, 2008, as they currently exist.  Dedicated Reserves shall not include Gas that Producer comes into control of, but not ownership of, after the Effective Date of this Agreement as a result of marketing arrangements, joint operating agreements or other similar arrangements.

“Delivery Points” means (i) the points identified in Schedule 2 at which Gas is delivered to a Receiving Transporter by Gatherer and (ii) any additional delivery point that, from time to time, may be added by Gatherer to the Gathering System after the Effective Date to permit delivery of Gas to other Receiving Transporters.

“Drip Liquid” means that portion of the Gas that condenses in, and is removed from, the Gathering System as a liquid by Gatherer.

“Equivalent Quantity” means, on any Day, a quantity of Gas (in MMBtu’s) that is thermally equivalent to the quantity of Producer’s Gas received from Producer at the Receipt Points on the Gathering System on that Day.

“Effective Date” is defined in the preamble.

“Excluded Production” is defined in Section 3.3(a).

“Force Majeure” is defined in Article 10.2.

“FL&U” shall mean the combination of Fuel Gas and Lost and Unaccounted for Gas.

“Fuel Gas” means Gas used by Gatherer to operate compressors, processing plants, dehydrators, and related equipment and facilities on the Gathering System.

“Gas” means any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

“Gatherer” is defined in the preamble.

“Gathering and Processing Fees” means the fees pursuant to Sections 4.1, 4.2, and 4.3.

“Gathering System” means the gas gathering facilities of Gatherer extending generally from the Receipt Points to the Delivery Points, including any facilities for compression, treating, and processing, and all modifications, alterations, replacements, extensions, or expansions made by Gatherer, from time to time.

“Governmental Authority” means any court, government (federal, state, local, or foreign), department, political subdivision, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority.

“Gross Heating Value” means the total calorific value (expressed in Btu’s) obtained by the complete combustion, at constant pressure, of the amount of Gas which would occupy a volume of one cubic foot at a temperature of 60o F, if saturated with water vapor and under a pressure equivalent to 14.65 psia and under standard gravitational force (980.665 cm per second per second) with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.

“High Pressure Line” is defined in Section 5.13(a).

“Leases” is defined in the Recitals.

“Losses” means all losses, liabilities, damages, claims, fines, penalties, costs, or expenses, including reasonable attorneys’ fees and court costs.

“Lost and Unaccounted for Gas” means the volumetric gains or losses in Gas that occur on the Gathering System, including any system blowdowns for maintenance, emergency, or repair, and losses through the emergency shutdown system and flare stack, other than Gas used for Fuel Gas.

“Market Price” shall mean, in the case of Riverbend Residue Gas and Chipeta Residue Gas, the weighted average commodity price per MMBtu of such Riverbend Residue Gas or Chipeta Residue Gas, as the case may be, received by Producer for the amounts of such Riverbend Residue Gas or Chipeta Residue Gas (in each case, excluding any storage amounts) sold and otherwise accounted for on substantially the same terms as Producer sells its Gas and other Third Party Gas.  “Market Price” shall mean, in the case of Riverbend Plant Products, the weighted average commodity price per gallon received by Gatherer for the amounts of Plant Product (excluding any storage amounts) sold under arm’s-length agreements at the best price then obtainable in Gatherer’s reasonable judgment and discretion, less any allocated transportation, handling and storage fees incurred and paid by Producer in association therewith.

“Maximum Operating Pressure” is defined in Section 5.13(a).

“Mcf” means one thousand cubic feet of Gas at a temperature of 60 (o)F and a pressure of 14.65 pounds per square inch absolute.

“Mcf/d” means Mcf’s per Day.

“Minimum Volume Period” means the period beginning on the Effective Date and ending on March 1, 2017, as such date may be adjusted pursuant to Section 5.2(a).

“MMBtu” means one million Btu’s, which is equivalent to one dekatherm.

“Month” means the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

“New Compression” is defined in Section 5.11(a).

“New Compression Expenditure” is defined in Section 5.11(b).

“New Well Connection Expenditure” is defined in Section 5.11(b).

“Net Uplift” means (a) the payment received from Chipeta or a third party for the sale of Chipeta Plant Products or plant products recovered by such third party from the Excluded Production less, without duplication, (b) (i) reservation charges, usage charges, fuel costs and any supplemental charges pursuant to the transportation service agreement to be entered into pursuant to the Questar Wet Line agreement, attached hereto as Exhibit C, for transportation of the Excluded Production on the Questar Wet Line, (ii) the processing fee, electric compression, and fuel costs related to the Excluded Production paid by Producer to Chipeta pursuant to the Chipeta Processing Agreement; except where such fees, costs or charges were offset from the amount paid to Producer by Chipeta described in (a) above, and (iii) any deficiency payment paid by Producer to Chipeta under the Chipeta Processing Agreement to the extent caused, in whole or in part, by Gatherer, including, but not limited to, Gatherer’s failure to perform its obligations under this Agreement; except that, with respect to (iii) above, Net Uplift shall not include any deficiency payment paid by Producer to Chipeta under the Chipeta Processing Agreement to the extent caused by the routine maintenance of Gatherer’s Gathering System in accordance with Section 10.5 of this Agreement or a Gathering System Force Majeure event.

“Notice” is defined in Section 13.1.

“Other Delay” is defined in Section 10.2.

“Party” and “Parties” are defined in the preamble.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association (whether incorporated or unincorporated), joint-stock company, trust, Governmental Authority, unincorporated organization, or other entity.

“Plant” means the Riverbend Gas Processing Plant, Section 36, Township 9 South, Range 18 East, Uintah County, Utah, together with any facilities connecting the Plant to Questar.

“Plant Shrinkage” means the thermal content of Riverbend Plant Products removed from Gas as a result of processing at the Plant.

“Producer” is defined in the preamble.

“Producer’s Gas” means the Dedicated Reserves committed hereunder by Producer.

“Producer Price Index” means the index covering intermediate materials, supplies and components; as determined and published by the United States Bureau of Labor Statistics (“BLS”) or any successor agency thereto.

“Producer’s Reservations” is defined in Section 3.6.

“Quarterly Minimum Volume” means, (i) for each calendar quarter or portion thereof from the Effective Date until December 31, 2012, a minimum volume of Producer’s Gas equal to 22,800 Mcf per Day multiplied by the number of Days in each such calendar quarter, and (ii) for each calendar quarter or portion thereof from January 1, 2013 through the end of the Minimum Volume Period, a minimum volume of Producer’s Gas equal to 25,000 Mcf per Day multiplied by the number of Days in each such calendar quarter.

“Questar” means Questar Pipeline Company and any successor thereto.

“Receipt Points” means (i) the outlet flange of the metering facilities described on Schedule 2 and (ii) the inlet flange of the metering facilities for any new points that may, from time to time, be added by Gatherer to the Gathering System after the Effective Date to permit Producer to deliver Producer’s Gas to the Gathering System.

“Receiving Transporter” means the intrastate or interstate pipeline company, local distribution company, or other party taking delivery or custody of Producer’s Gas at, or immediately downstream of, the Delivery Points.

“Riverbend Plant Products” means the raw mix of liquefiable hydrocarbons, including without limitation, ethane, propane, butane, and natural gasoline, extracted and saved at the Plant from all of Producer’s Gas delivered to and processed by Gatherer.

“Riverbend Residue Gas” means that portion of Producer’s Gas remaining after processing at the Plant, and of Producer’s Gas bypassed around the Plant.

“Scheduled Gas” means, for a specified period of time, the quantity of Producer’s Gas scheduled by Producer and confirmed by Gatherer for delivery and gathering on the Gathering System.

“Services” is defined in Section 3.1.

“Term” is defined in Section 2.1.

“Third Party Gas” means all Gas under contract with Gatherer from or otherwise attributable to the Leases, other than Producer’s Gas.

“Train III In-Service Date” means the commencement date of Train III, which is defined in the Chipeta Processing Agreement as a 300 MMcf/d cryogenic processing facility to be located at the Chipeta Plant.

“Wells” is defined in the Recitals.

“Year” means the period of time beginning on one Day and ending on the same Day the following year.

1.2           Attachments.  Each exhibit, schedule, or other attachment to this Agreement is a part of this Agreement and incorporated herein for all purposes.  When the term “Agreement” is used herein, it means this Agreement and all of the exhibits, schedules, and other attachments hereto. A list of the exhibits, schedules, and other attachments to this Agreement is attached behind the signature page.

Article 2

Term

2.1           Term.  The term of this Agreement (“Term”) shall commence on March 1, 2010 and continue in effect until February 28, 2025.  For Wells already connected to the Gathering System on February 28, 2025, the Term as to those Wells shall continue in effect for so long as Producer’s Gas can be produced in commercial quantities from such Wells.

Article 3

Gathering and Processing of Producer’s Gas

3.1           The Services.  Gatherer shall provide gathering, compression and processing services as further detailed in this Agreement and as can be provided by the existing Gathering System (the “Services”) for Producer’s Gas delivered by Producer to the Receipt Point(s) for receipt into the Gathering System.  Gatherer shall redeliver Producer’s Gas to Producer at the Delivery Point(s) and, subject to Article 3 of Exhibit A hereto, Producer’s Gas so delivered will meet the dew point and other quality specifications of the Downstream Transporter, as those quality specifications may change from time to time.

3.2           Gate Canyon Gas.  The Parties hereto acknowledge that Producer’s Gas produced in the Gate Canyon area does not currently require processing, and is gathered in a separate gathering system that has no processing facilities.  Should processing be required in the future for such Gas, Gatherer may first choose to process such Producer’s Gas pursuant to this Agreement.  If Gatherer chooses to not process such Producer’s Gas pursuant to this Agreement, the Parties agree to work in good faith to evaluate the alternatives available to Gatherer, including construction of a new processing plant, connection of the Gate Canyon system to the Plant, or a short-term processing arrangement on Questar.  After evaluation, if Gatherer elects not to provide processing, Producer may process Producer’s Gas, and Gatherer shall continue to waive the fees under Section 4.1(ii) and (iii) for that Gas.

3.3           Release of Processing Rights to Certain Gas Volumes.

(a)           Subject to Section 3.3(b) below, from the Effective Date until ten years after the first Day of the first accounting period following the Train III In-Service Date, Gatherer agrees to release and waive its rights to process Gas on the first 50,000 MMBtu/day of Producer’s Gas delivered to the Gathering System pursuant to this Agreement (the “Excluded Production”).  Gatherer shall retain all processing rights for all Gas volumes from the Dedicated Reserves in excess of the Excluded Production.  Producer shall not amend the term of any processing agreement downstream of the Delivery Point without Gatherer’s written consent.

(b)           Producer agrees to commit or cause to be committed $50,000,000 (gross) for drilling and completing new wells in the AMI (“Drilling Commitment”).  If, on the third anniversary of the Train III In-Service Date, Producer has not meet its Drilling Commitment, then the Excluded Production shall be reduced in an amount up to 20,000 MMBtu/day, such reduction to be proportionate to the positive difference between the Drilling Commitment and the amount actually spent.  By way of example, if Producer invests or causes to be invested $25,000,000 on or before the third anniversary of the Train III In-Service Date, then the amount of the Excluded Production would be reduced by fifty percent to 10,000 MMBtu/day (20,000 x ($25,000,000 / $50,000,000).

3.4           Dedicated Reserves.  Subject to Producer’s Reservations and to the other terms and conditions of this Agreement, including Section 3.3 above, Producer (i) exclusively dedicates and commits to the performance of this Agreement the Dedicated Reserves, (ii) represents that the Dedicated Reserves are not otherwise subject to any other gas gathering agreement or commitment and (iii) agrees not to deliver any Gas produced from the Dedicated Reserves and owned by Producer to any other gas gatherer, processor, or gas gathering system. Producer possesses the right to deliver the Dedicated Reserves to the Gathering System. Producer agrees to cause any existing or future Affiliates of Producer holding Dedicated Reserves to be bound by, and to execute and join as a party, this Agreement.  The dedication and commitment made by Producer under this Agreement is a covenant running with the land.

3.5           Producer shall not tender for gathering any Gas other than Producer’s Gas without first obtaining Gatherer’s written approval.

3.6           Producer’s Reservations.  Producer reserves the following rights (and reasonable quantities of Gas to satisfy same) (“Producer’s Reservations”): (i) to operate Wells producing from the Dedicated Reserves as a reasonably prudent operator, (ii) to separate or process Gas using only mechanical, ambient temperature equipment located at surface production facilities on or near Wells producing from the Dedicated Reserves, (iii) to use Gas produced from the Dedicated Reserves for lease operations, and (iv) to pool, communitize, or unitize Producer’s interests in the Dedicated Reserves.  If Producer should commence Gas flow from any new Well or if Producer repairs, reworks, curtails, or plugs and abandons any existing Well, written Notice thereof shall be given to Gatherer no later than 5 Business Days prior to delivering or curtailing deliveries of Gas from such Well to a Receipt Point.

3.7           Prudent Operator.  Producer and Gatherer shall each perform their obligations under this Agreement in a good, efficient and workmanlike manner, in their best judgment as prudent operators, in conformity with the best practices of the industry and in accordance with all valid and applicable laws, rules, and regulations of Governmental Authorities.

3.8           Memorandum of Agreement.  The Parties agree to execute a Memorandum of Amended and Restated Gas Gathering and Processing Agreement in the form of Schedule 6 contemporaneously with the execution of this Agreement and that Gatherer may record such memorandum in the county or counties in which the Dedicated Lands are located.

Article 4

Gathering and Processing Fees

4.1           Gathering and Processing Fees.  As consideration for the Services provided hereunder by Gatherer, Producer shall pay Gatherer:

(i)            $0.465 per MMBtu for Producer’s Gas received at the Receipt Points each Month, as provided herein.  Of the $0.465 per MMBtu fee, $0.28 shall represent consideration for gathering service and $0.185 shall represent consideration for the current two stages of compression service, however, in no event shall the fee for Producer’s Gas received at the Receipt Points be less than $0.465 per MMBtu, as adjusted in Section 4.3 herein;

(ii)           5% of the Riverbend Residue Gas revenues and 5% of the Chipeta Residue Gas revenues attributable to Producer’s Gas.  Producer shall market, at no fee to Gatherer, all Riverbend Residue Gas and Chipeta Residue Gas, and shall make all arrangements, on a timely basis, for the further transportation, marketing and disposition of such Riverbend Residue Gas and Chipeta Residue Gas, which shall be done and accounted for on substantially the same terms as Producer transports, markets and disposes of its Gas and Third Party Gas;

(iii)          5% of the Riverbend Plant Products’ revenues attributable to Producer’s Gas.  Gatherer shall market, at no fee to Producer, all Riverbend Plant Products, and shall make all arrangements, on a timely basis, for the further transportation, marketing and disposition of such Riverbend Plant Products.

(iv)          $250 per active meter per Month on the Gathering System; and

(v)           100% of the Drip Liquids attributable to Producer’s Gas.

4.2           High-Volume Fee Discount.  In any Month in which Gatherer receives an aggregate volume of Producer’s Gas that exceeds a daily average rate of 35,000 Mcf, the fee charged for Producer’s Gas pursuant to Section 4.1(i) above shall be reduced to $0.30 per MMbtu for each Mcf of Producer’s Gas gathered in excess of 35,000 Mcf per Day during such Month.  Of the $0.30 per MMBtu fee in this Section 4.2, $0.17 shall represent consideration for gathering service and $0.13 shall represent consideration for compression service.  The Gathering and Processing Fees described in Sections 4.1(ii), (iii), (iv) and (v) shall remain unchanged.

4.3           Adjustment of Fees.  On each January 1 during the Term, the Gathering and Processing Fees then in effect in Sections 4.1(i) and (iv), and Section 4.2of this Agreement, shall be increased by multiplying the fees then in effect by the percentage increase in the Producer Price Index as published by the U.S. Department of Labor for the prior 12-Month period.  If the change in the Producer Price Index shows a percentage decrease, the Gathering and Processing Fees then in effect shall be reduced by such percentage change in the Producer Price Index, but in no event shall the Gathering and Processing Fees drop below the fees in effect as of the Effective Date.  In no event shall the Gathering Fee in Section 4.1(i) be adjusted, up or down, by greater than 5% in any single Year, or exceed $0.65 per MMBtu during the Term.  In no event shall the metering fee be adjusted, up or down, by greater than 5% in any single Year, or exceed $375 during the Term.  If the Producer Price Index ceases publication, the parties hereto shall negotiate in good faith a replacement index.  For purposes of splitting out the gathering and compression components of the Gathering and Processing Fees, any fee adjustment carried out pursuant to this Section 4.3 or Section 5.13(b)(ii) will automatically establish a proportional adjustment of the underlying gathering and compression components of the Gathering and Processing Fees.

4.4           Process Sharing Fee.  Producer agrees to pay Gatherer a process sharing fee equal to one-third of the Net Uplift realized downstream of the Delivery Points (“Process Sharing Fee”).

4.5           Payment.  Payment of the Gathering and Processing Fees shall be made in accordance with the procedures set forth in Article 9.

Article 5

Gas Delivery

5.1           Receipt and Delivery.  Producer agrees to tender, or cause to be tendered, to the Receipt Points, Producer’s Gas, each Day, and Gatherer agrees to accept Producer’s Gas at the Receipt Points and redeliver Producer’s Gas, to the Delivery Points, subject to the terms hereof.  Producer shall endeavor to deliver the daily quantities of Gas at each Receipt Point at a reasonably constant rate.

5.2           Minimum Volume Commitment.

(a)           Producer’s Obligation.  Producer commits to deliver to Gatherer for gathering on the Gathering System in each calendar quarter during the Minimum Volume Period no less than the Quarterly Minimum Volume for each such calendar quarter.  Such commitment shall be suspended by events of Force Majeure (but not by events of Other Delay) and prorated during periods of high pipeline pressure pursuant to Section 5.13.  The Parties shall act in good faith such that the Gathering System can be operated in a manner that will not unduly hinder Producer’s ability to so tender such Quarterly Minimum Volumes to Gatherer, which good faith practices shall include prudent maintenance and repair of the Gathering System, compliance with Gatherer’s Maximum Operating Pressure obligations, and avoidance of free liquids being introduced into the Gathering System as set out in Section 3(a)(1) of Exhibit A hereunder.  To the extent that Producer tenders, in accordance with the terms of this Agreement, Producer’s Gas at a Receipt Point during any calendar quarter of the Minimum Volume Period, and Producer is unable to effect delivery of such Gas due to Gatherer’s failure to comply with its Maximum Operating Pressure obligation, the Minimum Volume Commitment applicable to each such calendar quarter shall be reduced by an amount equivalent to the volume shortfall so caused.

(b)           Deficit Volumes.  If the total aggregate volume of 1) Producer’s Gas, 2) Third Party Gas, and 3) Gas from any Dedicated Reserves caused to be drilled by Producer either through acreage farm-out or non-consent Wells, delivered to the Gathering System in a calendar quarter of the Minimum Volume Period is less than the Quarterly Minimum Volume, then Producer shall pay Gatherer in cash, no later than 30 Days following the end of such calendar quarter, an amount equal to the shortfall quantity for such calendar quarter (in Mcf’s) multiplied by the then-current Gathering and Processing Fees, as applicable (including any possible adjustment under Section 5.13(b)(ii)), for such calendar quarter, as liquidated and agreed damages for Producer’s failure to deliver the Quarterly Minimum Volume in such calendar quarter.

(c)           Excess Volumes.  If the volume of (i) Producer’s Gas, (ii) Third-Party Gas, and (iii) Gas from any Dedicated Reserves caused to be drilled by Producer either through acreage farm-out or non-consent Wells, delivered to the Gathering System in a calendar quarter of the Minimum Volume Period is greater than the Quarterly Minimum Volume, then such excess volume will be credited to the last volumes due during the Minimum Volume Period.  Such crediting shall thereby shorten the Minimum Volume Period by one Day for each 22,800 Mcf or 25,000 Mcf, as applicable, of excess volumes so credited.

5.3           Ratable Takes.  Producer acknowledges and understands that Gatherer may be providing gathering, processing, and other services to third parties.  In the event of a capacity restriction, Gatherer shall treat each party ratably in its Gathering System, or any portion thereof, and shall not grant to any third party a higher priority to capacity on the Gathering System than the priority granted hereunder to Producer.  In the event and to the extent that Gatherer’s ratable takes prevent Producer from delivering its full Quarterly Minimum Volume obligation in such calendar quarter, then the Quarterly Minimum Volume for that calendar quarter shall be reduced by the amount of such shortfall.

5.4           Scheduling.  Producer shall notify Gatherer not less than 5 Business Days before the last Day of each Month of the total volume of Gas (in Mcf/d and MMBtu) that Producer expects to deliver in the following Month, specifying the volumes to be delivered to or by Gatherer at each of the Receipt Points and the Delivery Points.  Producer may modify its nominations at any time upon at least 24 hours advance Notice.  The Parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the receiving transporter.  Each Party shall give the other Party timely prior Notice, sufficient to meet the requirements of the Receiving Transporter involved in the transaction, of the quantities of Producer’s Gas to be delivered to the Delivery Points each Day.  If either Party becomes aware that actual deliveries at the Receipt Points or Delivery Points are greater or lesser than the quantities of Scheduled Gas, then such Party shall promptly notify the other Party.  Throughout the term of this Agreement, the Parties agree to work together to refine and improve the scheduling, nominating, and balancing procedures applicable to Producer’s Gas to accommodate the Receiving Transporter’s nomination procedures (or changes to such procedures) and the operational requirements of both Gatherer and Producer.  If Gatherer incurs any liabilities, costs, or expenses as a result of Producer not scheduling deliveries of Producer’s Gas at the Delivery Points in accordance with the receiving transporter’s requirements, then Producer shall promptly reimburse Gatherer for such liabilities, costs, or expenses, including all imbalance charges assessed in respect of the delivery of Producer’s Gas to the receiving transporter.

5.5           Thermally Equivalent Quantity.  Subject to this Agreement, Gatherer shall, as nearly as practicable each Day, receive at the Receipt Points and deliver for Producer’s account, at the Delivery Points, an Equivalent Quantity of Producer’s Gas, less FL&U, Plant Shrinkage (as applicable) and Drip Liquid shrinkage.  Producer’s allocated share of Fuel Gas shall be rendered to Gatherer by Producer for Gatherer’s use at no cost to Gatherer.  All receipts and deliveries of Producer’s Gas hereunder shall be balanced on an MMBtu basis, less Producer’s allocated share of FL&U, Plant Shrinkage (as applicable) and Drip Liquid shrinkage.

5.6           Equal Receipt and Delivery.  The Parties intend that Producer’s Gas will be received and delivered hereunder at the same rates, and Producer shall not, in any manner, use the Gathering System for storage or peaking purposes.  If, on any Day, Producer delivers a quantity of Producer’s Gas in excess of the quantity of Producer’s Gas being concurrently redelivered by Gatherer at the Delivery Points, Gatherer shall have the right to reduce or discontinue its receipts of Producer’s Gas at the Receipt Points until such time as arrangements have been made by Producer to balance such excess.  If on any Day Producer delivers a quantity of Producer’s Gas less than the quantity of Producer’s Gas being concurrently redelivered by Gatherer at the Delivery Points, then Gatherer shall have the right to reduce or discontinue deliveries of Producer’s Gas to the Receiving Transporter until arrangements have been made by Producer to balance such under delivery.  An exact daily balancing of receipts and deliveries may not be possible due to the inability of the Parties to control precisely such receipts and deliveries.  However, Gatherer, to the extent reasonably practicable, will deliver each Day an Equivalent Quantity, less FL&U, Plant Shrinkage (as applicable) and Drip Liquids shrinkage, to the Delivery Points.

5.7           Information.  Each Party will furnish or cause to be furnished to the other Party hereto all data required to accurately account for all Producer’s Gas received and delivered hereunder.

5.8           Third Party Arrangements.  Producer shall make, or cause to be made, all necessary arrangements with other pipelines or third parties at or upstream of the Receipt Points and at or downstream of the Delivery Points to effect Gatherer’s receipt and delivery of Producer’s Gas.  Such arrangements affecting Receipt and Delivery shall be coordinated between Producer and Gatherer.

5.9           Commingling.  Although Producer shall retain title to Producer’s Gas delivered to Gatherer at the Receipt Points hereunder, Producer’s Gas received by Gatherer shall constitute part of the supply of Gas from all sources in the Gathering System, and as such Gatherer shall, subject to its obligation to deliver an Equivalent Quantity, less FL&U, Plant Shrinkage (as applicable), and Drip Liquids shrinkage, as provided in Section 5.5, have the absolute and unqualified right to commingle Producer’s Gas and to deliver molecules different from those received and to handle the molecules received in any manner.

5.10         Lost and Unaccounted for Gas and Fuel Gas.  Gatherer agrees to use ordinary care in gathering Producer’s Gas from the Receipt Points to the Delivery Points.  However, Producer acknowledges that certain volumetric gains and losses in Producer’s Gas will occur, and such gains and losses attributable to Lost and Unaccounted For Gas and Fuel Gas shall be shared and allocated among the Producer and other third parties whose Gas is gathered on the Gathering System, on a Btu basis, in the proportion that each party delivers Gas to the Gathering System and, consistent with Gatherer’s facilities, in proportion to the Services provided.

5.11         New Well Connections and Compression.

(a)           Notice of New Well or Compression.  Producer shall provide Gatherer with written Notice of any additional Well located in Area “A” on Schedule 1 dedicated to this Agreement to be connected to the Gathering System hereunder, including Producer’s working interest, Well name, Well location, and Producer’s best estimate of Well deliverability, and of any proposed new compression facilities or the relocation of existing compression facilities (in each case, “New Compression”).

(b)           Cost Estimate.  Within 10 Days of receipt of such Notice, Gatherer shall provide Producer with a written estimate of the cost of (1) connecting such new Well to the Gathering System, which shall include any necessary facilities to accommodate the Gas in the Gathering System (“New Well Connection Expenditure”), or (2) constructing or complying with a New Compression request (a “New Compression Expenditure”), which shall include the incremental gathering fee (the “Incremental Fee”) to be applicable to all volumes of Producer’s Gas delivered to the Gathering System until such time as Gatherer recoups 130% of such cost.  Gatherer shall proceed with connection of such new Well or installation of New Compression 10 Days after the estimate is received by Producer, unless advised otherwise pursuant to this Section 5.11(c) below.  Such New Well Connection Expenditure and New Compression Expenditure shall be subject to the Indemnity in Section 5.11(d).

(c)           Producer’s Option.  If Producer’s estimate for the cost of the new Well Connection Expenditure is less than Gatherer’s, Producer may, within 10 Days of receipt of Gatherer’s estimate, give Notice to Gatherer to not proceed with such connection, which Notice shall include Producer’s estimate of the New Well Connection Expenditure, and Producer shall proceed with such construction.  All facilities constructed shall comply with Gatherer’s specifications.  Upon completion of the construction by Producer, Producer shall invoice Gatherer for the actual cost of the New Well Connection, not to exceed 110% of Producer’s estimated cost, along with the transfer of title of the newly-constructed facilities.  Gatherer shall pay the invoice within 30 Days of receipt and concurrently obtain title.  Such reimbursed actual cost shall be subject to the Indemnity in Section 5.11(d).

(d)           Indemnity.

(i)            New Well.  For the first 2 Years after construction of a New Well Connection and the other necessary facilities, the Producer shall guarantee adequate volume from each new Well according to the following procedure: during each 3-Month period, if the Gathering and Processing Fees derived from the all Gas contracted and received from the new Well does not equal 1/8 of 130% of the actual cost of the New Well Connection, then Gatherer shall invoice Producer for the deficiency on its next regular Monthly invoice.  Excess volume in any 3-Month period shall apply to any subsequent 3-Month period(s).

(ii)           New Compression.  During each Month following completion of the New Compression, the Incremental Fee shall be applied to all Producer’s Gas delivered to and received by Gatherer into the Gathering System.  Producer shall guarantee that the increased revenue received by Gatherer each Month as a result will be at least equal to 1/24th of 130% of the actual cost of the new Compression and related facilities (the “Monthly Compression Guarantee”). In any Month in which such revenue does not equal at least the Monthly Compression Guarantee, Gatherer shall invoice Producer for any deficiency on its next regular Monthly invoice and payment shall be due in accordance therewith.  In any Month in which such revenue exceeds the Monthly Compression Guarantee, such excess shall be credited to Producer toward subsequent Months’ Monthly Compression Guarantee.  For the avoidance of doubt, at such time as Gatherer has recouped 130% of the actual cost of the new Compression and related facilities, the Incremental Fee shall expire and no longer be charged against Producer’s Gas delivered to and received by Gatherer in the Gathering System.

5.12         For any Well or compression facility located in Area “B” on Schedule 1, Producer shall provide Gatherer with written notice of any additional Well dedicated to this Agreement that is to be gathered hereunder, including Producer’s working interest, Well name, and Well location and of any proposed New Compression.  Within 10 Days of receipt of such notice, Gatherer shall provide written notice to Producer whether Gatherer will provide gathering services hereunder for such Well on install such New Compression.  If Gatherer elects to provide such gathering service, the costs of connecting the Well to Gatherer’s central point of the Area “B” acreage and installation of New Compression will be indemnified by Producer under Section 5.11(d) above; however, any costs incurred by Gatherer in connecting Gatherer’s central point of the Area “B” acreage to the Riverbend system, in the event Gatherer elects to construct such a connection, shall not be indemnified by Producer under Section 5.11(d).  The Maximum Operating Pressure for the system in Area “B” shall be 125 psig as measured at Gatherer’s central point in Area “B;” provided, however, that all other terms and conditions related to Section 5.13 shall apply.  The location of the central point in the Area “B” acreage shall be determined by the Parties in a manner that fairly apportions cost responsibility between the Parties and best serves the objectives of each Party under this Agreement.  If Gatherer elects not to provide gathering services for that Well, that Well shall be released from dedication hereunder.

5.13         Pressures.

(a)        Pressure Obligation.  Producer’s Gas shall be delivered at the Receipt Points at pressures sufficient to effect delivery into the Gathering System at the Receipt Points, but not to exceed the maximum allowable operating pressure of the Gathering System from time to time.  Gatherer shall provide a maximum operating pressure of 125 psig at the suction of the compression located at the Plant site (“Maximum Operating Pressure”). The Parties acknowledge that a portion of Gatherer’s pipeline facilities upstream of the Plant inlet is designated by Gatherer as a high pressure line and is operated by Gatherer without compression at pressures consistently higher than 125 psig (the “High Pressure Line”).  At its option, Producer may request the connection, to such High Pressure Line, of Wells that are capable of delivering Producer’s Gas at pressures sufficient to effect delivery into the High Pressure Line, and Gatherer agrees to provide such connection; provided, however, that upon 60 Day’s Notice to Gatherer, Producer may request that such Wells be disconnected from Gatherer’s High Pressure Line and, instead, be connected to a lower pressure portion of the Gathering System.  Adequate time will be allowed Gatherer to accommodate these volumes, pursuant to this Agreement, into its lower pressure system.  Such Gas shall be excluded from the provisions of Section 5.13(b) during the period that such Gas is connected to the High Pressure Line.  Gatherer agrees to provide such disconnection and reconnection with as little disruption to Gas flow as reasonably practicable.

(b)        Excess Pressure.

(i)            If Gatherer’s operating pressures exceed 110% of the Maximum Operating Pressure, as measured as the daily operating pressure averaged over each Month, excluding events of Force Majeure and Other Delay, Producer shall have the right, within 30 Days following that Month, to notify Gatherer in writing of such occurrence.  Upon receipt of such Notice, Gatherer shall immediately take steps to reduce the operating pressure to meet the Maximum Operating Pressure.

(ii)           If, after notification by Producer pursuant to Section 5.13(b)(i), Gatherer fails to reduce the operating pressure within 90 Days following the 30-Day period referenced in Section 5.13(b)(i) (such period to be extended for delivery of needed equipment, rights-of-way, permitting, and the like, and for Force Majeure and Other Delay), then for those volumes of Producer’s Gas that, despite Gatherer’s failure to meet its Maximum Operating Pressure obligation, Gatherer is nonetheless able to deliver into the Gathering System, Producer shall receive a reduction in rate under Section 4.1(i) to $0.25 per MMBtu, unadjusted pursuant to Section 4.2, until such time as Gatherer has reduced its operating pressure to meet its Maximum Operating Pressure obligation.

Article 6
Taxes and Warranties

6.1           Taxes.  Producer shall pay or cause to be paid, and agrees to indemnify and hold harmless Gatherer from and against the payment of, all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any Governmental Authority with respect to Producer’s Gas and the handling thereof prior to receipt thereof by Gatherer at the Receipt Points.  Gatherer shall pay or cause to be paid all taxes and assessments, if any, imposed upon Gatherer for the activity of gathering of Producer’s Gas after receipt and prior to redelivery thereof by Gatherer at the Delivery Points.  Neither Party shall be responsible or liable for any taxes or other statutory charges levied or assessed against the facilities of the other Party used for the purpose of carrying out the provisions of this Agreement.

6.2           Title and No Liens.  Producer warrants to Gatherer good title to Producer’s Gas delivered to the Receipt Points, free from all liens, charges, and other adverse claims or encumbrances.  Producer shall indemnify, defend, and hold harmless Gatherer from and against all Losses arising from all such liens, charges, and adverse claims and encumbrances, including Losses arising from claims (i) by co-working interest owners, royalty or overriding royalty owners, or other purported owners of interests or rights in Producer’s Gas or in the Dedicated Reserves or (ii) by Persons from whom Producer purchased or otherwise acquired Producer’s Gas prior to the Receipt Points.

6.3           Other Warranties.  EXCEPT AS SET FORTH IN THIS ARTICLE 6 AND THE OTHER PROVISIONS OF THIS AGREEMENT AND ITS ATTACHMENTS, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE GAS DELIVERED AND REDELIVERED HEREUNDER.

Article 7

Control, Possession, and Waiver

7.1           Control and Possession.  As between the Parties, Producer shall be deemed to be in exclusive control and possession of Producer’s Gas delivered hereunder and responsible for any damage or injury caused thereby prior to the time Producer’s Gas shall have been delivered to Gatherer at the Receipt Points and after Producer’s Gas is redelivered to or on behalf of Producer at the Delivery Points.  After delivery of Producer’s Gas to Gatherer at the Receipt Points, Gatherer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby until redelivered to or on behalf of Producer at the Delivery Points.

7.2           Indemnity.  Producer agrees to indemnify, defend, and hold harmless Gatherer and its Affiliates from any and all Losses arising from or out of (i) personal injury or property damage attributable to Producer’s Gas when Producer shall be deemed to be in control and possession of Producer’s Gas as provided in Section 7.1 and (ii) the delivery by Producer of Producer’s Gas that does not meet the quality specifications set forth in this Agreement.  Except to the extent a Loss (or Losses) is covered by the indemnity in the preceding sentence, Gatherer agrees to indemnify, defend, and hold harmless Producer and their Affiliates from all Losses arising from or out of personal injury or property damage attributable to Producer’s Gas when Gatherer shall be deemed to be in control and possession of Producer’s Gas as provided in Section 7.1.  THE INDEMNITIES SET FORTH IN THIS SECTION 7.2 ARE TO BE CONSTRUED WITHOUT REGARD TO THE CAUSES THEREOF, INCLUDING THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE, OR THE STRICT LIABILITY OF ANY INDEMNIFIED PARTY OR OTHER PERSON.

7.3           Waiver of Damages.A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY.  SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION OR SIMILAR DAMAGES, BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE.  IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE STRICT LIABILITY OR NEGLIGENCE OF ANY PARTY, WHETHER SUCH STRICT LIABILITY OR NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE.  TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

Article 8

Allocation of Residue Gas, Plant Product, and Drip Liquids Revenue

8.1           Measurement Allocation.

(a)           Residue Gas.  The Riverbend Residue Gas volume and Chipeta Residue Gas volume attributable to a particular Receipt Point for an Accounting Period shall be determined by subtracting from the measured volume at each Receipt Point the allocated FL&U and also subtracting the allocated thermal equivalent of Riverbend Plant Products or Chipeta Plant Products, as applicable, and other shrinkage, if any, attributed to a particular Receipt Point for each Accounting Period.

(b)           Riverbend Plant Products.  The quantity of Riverbend Plant Products (in gallons) of a particular Component Plant Product recovered and attributable to a particular Receipt Point shall be determined by multiplying the Component Plant Product recovered by a fraction, the numerator of which is the theoretical test gallons of the particular Component Plant Product contained in the Gas delivered at such Receipt Point and the denominator of which is the total quantity of theoretical test gallons of the particular Component Plant Product contained in all of the Gas delivered at the receipts points on the Gathering System, excluding transportation-only Gas.

(c)           Drip Liquids.  The Drip Liquids attributable to Producer’s Gas shall be owned by Gatherer.

8.2           Revenue Allocation.

(a)           Residue Gas.  The Riverbend Residue Gas Revenue and Chipeta Residue Gas Revenue attributable to Producer’s Gas for each Accounting Period shall be calculated by multiplying the quantity of Riverbend Residue Gas or Chipeta Residue Gas, as applicable, (in MMBtu’s) during such Accounting Period that is attributable to Producer’s Gas delivered to Gatherer during such Accounting Period by the Market Price per MMBtu of Riverbend Residue Gas and Chipeta Residue Gas, as applicable, realized by Producer during such Accounting Period for such Riverbend Residue Gas and Chipeta Residue Gas.

(b)           Riverbend Plant Products.  The Riverbend Plant Products Revenue attributable to Producer’s Gas for each Accounting Period shall be the sum of the products obtained by multiplying the volume of each Component Plant Product recovered during such Accounting Period that is attributable to Producer’s Gas delivered to Gatherer during such Accounting Period by the Market Price realized by Gatherer at the tailgate of the Plant during such Accounting Period for such Component Plant Product.

(c)           Drip Liquids.  Any revenue derived by Gatherer from the sale of such Drip Liquids shall be kept by Gatherer for Gatherer’s own account.

Article 9

Billing and Payments

9.1           Billing.  As soon as practicable each Month, Gatherer shall invoice Producer for volumes of Producer’s Gas received, gathered and/or processed hereunder in the preceding Month, including any other applicable charges, and provide a statement setting forth (i) the volumes and quantities (in Mcf’s and MMBtu’s) of Producer’s Gas received at each Receipt Point and redelivered to each Delivery Points, (ii) any adjustments for prior periods, (iii) all allocations made pursuant to Article 8 and (iv) all amounts due hereunder.  In the event Producer receives, pursuant to Section 4.2 or Section 5.2(c), one or more adjustments in the Gathering and Processing Fees set forth in Section 4.1(i), the statement will reflect a single, blended Section 4.1(i) Gathering and Processing Fee which prorates all fees and discounts accorded Producer during the relevant Month across all volumes of Producer’s Gas assessed Gathering and Processing Fees in such Month.  If actual measurements of volumes of Producer’s Gas are not available in any Month, Gatherer may prepare and submit its invoice based on estimated volumes, which estimated volumes shall be corrected to actual volumes in the following Month or Months.

9.2           Payment.

(a)           Gathering.  Subject to the Letter Agreement dated February 26, 2010, which is hereby incorporated by reference and attached as Schedule 5, Producer shall otherwise remit to Gatherer the remaining amount due under Section 9.1, in immediately available funds, by the 25th Day of each Month or 10 Days from the date of Gatherer’s invoice, whichever is later.  If such due date is not a Business Day, payment is due on the next Business Day following such date.

(b)           Residue Gas and Riverbend Plant Products.  Producer shall remit to Gatherer the amount due for Riverbend Residue Gas and Chipeta Residue Gas under Section 4.1(ii), and Gatherer shall remit to Producer the amount due for Riverbend Plant Products under Section 4.1(iii), as applicable, in immediately available funds, by the 25th of each Month.

(c)           Netting.  Producer agrees that it shall direct that proceeds from the sale of (i) Riverbend Plant Products attributable to Producer’s Gas processed by Gatherer, (ii) Chipeta Plant Products attributable to Producer’s Gas processed at the Chipeta Plant, or (iii) plant products attributable to Producer’s Gas processed by a third party to be paid directly to Gatherer, and Gatherer will deduct any processing fees owed to it by Producer or its share of the Net Uplift, as the case may be, and thereafter remit the remainder of the proceeds to Producer.

9.3           Dispute.  If Producer, in good faith, disputes the amount of any such invoice or any part thereof, Producer will pay such amount as it concedes to be correct. If Producer disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount disputed within 20 Days of the date of such invoice.  If the Parties are unable to resolve such dispute, either Party may pursue any remedy available at law or in equity to enforce its rights under this Agreement.

9.4           Late Payments.If either Party fails to pay the amount of any invoice rendered by the other Party hereunder when such amount is due, interest thereon shall accrue from, but excluding, the due date to, and including, the date payment thereof is actually made at the lesser of the “Prime Rate” plus 12%, computed on an annualized basis and compounded Monthly, or the maximum rate of interest permitted by Applicable Law, not to exceed the maximum legal rate.  “Prime Rate” means the prime rate on corporate loans at large U.S. money center commercial banks as set forth in the Wall Street Journal “Money Rates” table under the Heading “Prime Rate,” or any successor thereto, on the first date of publication for the Month in which payment is due.  The Party which is due payment shall render a late payment charge invoice and payment shall be due within 10 Days of the date of such invoice.

9.5           Audit.  A Party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under this Agreement.  This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Agreement.  All invoices and billings shall be conclusively presumed final and accurate and all associated claims for underpayments or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within 2 Years after the Month of Gas delivery.  All retroactive adjustments under this Section 9.5 shall be paid in full by the Party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

9.6           Minor Adjustments.  No adjustments, retroactive or prospective, shall be made to volumes for prior periods, whether the result of volume allocation errors or any other reason other than meter calibration error, that involve changes that would be less than 50 Mcf’s per Month.

9.7           Financial Responsibility.  If Producer fails to pay any amounts when due under this Agreement, then Gatherer, at its option and without limiting any other rights available to it under this Agreement or otherwise, may, by giving Notice to Producer, (i) suspend gathering services hereunder, (ii) require Producer to pay for the gathering of Producer’s Gas hereunder in cash in advance of Gatherer performing such gathering services, or (iii) require Producer’s to provide other security satisfactory to Gatherer.

Article 10

Force Majeure

10.1         Non-Performance.If a Party is rendered unable, wholly or in part, by reason of Force Majeure to perform its obligations under this Agreement (other than the obligation to make payments when due hereunder), then such Party’s obligations shall be suspended to the extent affected by Force Majeure or by Other Delay.

10.2         “Force Majeure” means any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby; including acts of God, strikes, lockouts, or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, gathering systems, or other related facilities, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, gathering systems, plants, facilities or lines of pipe, the making of repairs or alterations to lines of pipe, gathering systems, plants or equipment, freezing of wells or lines of pipe, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a Governmental Authority having or asserting jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension.  “Other Delay” shall include Producer’s inability to comply with the quality specifications herein, the inability to secure labor or materials, the inability to obtain servitudes, rights-of-way, grants, permits, or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any Governmental Authority to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials, supplies, permits, and permissions. “Force Majeure Event” also includes any event of force majeure occurring with respect to the facilities or services of either Party’s Affiliates or service providers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party’s obligations hereunder.

10.3         Strikes.  The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and any obligation hereunder to remedy a Force Majeure Event or Other Delay shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the sole discretion of the Party having the difficulty.

10.4         Notice.  The Party whose performance is affected by a Force Majeure or Other Delay Event must provide Notice to the other Party.  Initial notice may be given orally, but written Notice with reasonably full particulars of the Force Majeure or Other Delay Event is required as soon as reasonably possible after the occurrence of the Force Majeure or Other Delay Event.

10.5         Maintenance and Other Operations.  Gatherer may interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations, and repairs and Gatherer shall give to Producer reasonable Notice of its intention to suspend its performance hereunder, except in cases of emergency where such Notice is impracticable or in cases where the operations of Producer will not be affected.  Gatherer shall endeavor to arrange such interruptions so as to inconvenience Producer as little as possible.  Service interruptions on the part of either Party that are covered by this provision are included within the definition of “Force Majeure or Other Delay Event” for the purpose of this Agreement.

Article 11

Assignment

11.1         Restriction on Assignment.  Except as provided below, neither Party may assign or delegate any of its rights or obligations under this Agreement, by operation of law, change of control, or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

11.2         Inurement.  Subject to Section 11.1, this Agreement binds and inures to the benefit of the Parties and their respective successors and assigns.

Article 12
Jurisdiction

This Agreement is subject to, and each Party will comply with, all Applicable Laws of any Governmental Authority now or hereafter having jurisdiction over either or both Parties or their facilities.

Article 13
Notices

13.1         Notice.  All notices, invoices, payments, and other communications made under this Agreement (“Notice”) shall be in writing and sent to:

To Producer:

Gasco Production Company

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

Attention: Mr. Michael K. Decker

Telephone: 303-483-0044

Facsimile: 303-483-0011

To Gatherer:

Monarch Natural Gas, LLC

5613 DTC Parkway, Suite 200

Greenwood Village, Colorado 80111

Attention: Mr. Judson Williams

Telephone: 303-

Facsimile: 303-

13.2         Method.  All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail, or hand delivered.

13.3         Delivery.  Notice shall be given when received on a Business Day by the addressee.  In the absence of proof of the actual receipt date, the following presumptions will apply.  Notices sent by facsimile shall be deemed to have been received upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission.  If the Day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day.  Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party.  Notice by first class mail shall be considered delivered 5 Business Days after mailing.

Article 14
Other Provisions

14.1         Additional Terms.  The measurement terms and conditions set forth in Exhibit A are incorporated herein by reference.

14.2         Governing Law.  This Agreement shall be construed, enforced, and interpreted according to the laws of the State of Colorado, without regard to the conflicts of law rules thereof.  Each Party hereby irrevocably submits to the jurisdiction of the courts of the State of Colorado and the federal courts of the United States of America located in Arapahoe County, Colorado over any dispute or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts.  Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or action.  Each Party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

14.3         WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

14.4         Representations.  Each Party represents to the other Party during the term hereof as follows:  (i) there are no suits, proceedings, judgments, or orders by or before any governmental authority that materially adversely affect its ability to perform this Agreement or the rights of the other Parties hereunder, (ii) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder, (iii) the making and performance by it of this Agreement is within its powers, and has been duly authorized by all necessary action on its part, (iv) this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, and (v) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it.

14.5         Waiver.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14.6         Rules of Construction.  In construing this Agreement, the following principles shall be followed:

(i)                                     no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(ii)                                  examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(iii)                               the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions;

(iv)                              a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined;

(v)                                 the plural shall be deemed to include the singular, and vice versa; and

(vi)                              each gender shall be deemed to include the other genders.

14.7         No Third Party Beneficiaries.  There is no third party beneficiary to this Agreement.

14.8         Headings.  The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties and shall not be used to construe or interpret the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Producer:

GASCO PRODUCTION COMPANY

By:	/s/ W. King Grant
Name:	W. King Grant
Title:	President and Chief Financial Officer

Gatherer:

MONARCH NATURAL GAS, LLC

By:	/s/ C. Judson Williams
Name:	C. Judson Williams
Title:	Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED GAS GATHERING & PROCESSING AGREEMENT

List of Exhibits and Schedules

Exhibit A              Additional Terms and Conditions

Exhibit B              Chipeta Processing Agreement

Exhibit C              Questar Wet Line Agreement

Exhibit D              Form of Recording Memorandum

Schedule 1           Description of AMI

Schedule 2           Receipt Points, Well Names and Locations, and Delivery Points

Schedule 3           Leases

Schedule 4           Purchase Option

Schedule 5           Letter Agreement Regarding Payment

Exhibit A

ADDITIONAL TERMS AND CONDITIONS

The following terms and conditions shall apply to the gathering of Producer’s Gas on the Gathering System.

1.             Measurement and Testing.

(a)           Receiving Transporters.  The ultimate custody transfer point for Producer’s Gas will be at the interconnection between the facilities of Gatherer and the Receiving Transporter and therefore the volume attributable to Producer will be an allocated volume based on Producer’s pro rata portion of all Gas delivered to the Receiving Transporter less Producer’s allocated share of FL&U, Plant Shrinkage, Drip Liquids shrinkage, and any other adjustments hereunder.

(b)           Meters.  Producer shall own, maintain and operate custody transfer meters at each Receipt Point installed as of the Effective Date.  Electronic data from those meters shall be provided to Gatherer at no cost, and shall be the basis for custody transfer at those Receipt Points.  Such electronic data shall be available to Gatherer on a real time basis, but in no event shall the necessary production information be provided to Gatherer later than 5 Days after the end of each Month.  For meters installed after the Effective Date, Gatherer, or its designee, shall own, maintain and operate those receipt meters, when installed, and also the measuring stations at the Delivery Points. Either Gatherer or Producer may install, maintain, and operate, at their own expense, such check measuring equipment as desired and where appropriate.  Such equipment shall be installed so as not to interfere with the operation of the other Party’s measuring equipment.  At any time during the Term hereof, Gatherer shall have the right to install its own meters at any of the Receipt Points existing as of the Effective Date.  In that event, for those Receipt Points, (i) Gatherer’s meters will become the custody transfer meters, and (ii) the Receipt Point location will transfer from the outlet flange to the inlet flange of the meter run.

(c)           Practices.  All meters, whether owned and operated by Producer or Gatherer, shall be constructed, installed, and operated in accordance with the following standards depending on the type of meters used.

(1)           Orifice Meters - In accordance with American Gas Association Report Number 3, dated 2000 or the most recent edition as agreed to by Gatherer and Producer.  If Gas pulsation problems occur upstream of the Receipt Points or downstream of the Delivery Points, Producer, or their designee, shall take whatever steps necessary to mitigate such pulsation.

(2)           Positive Meters - In accordance with American National Standards Institute B109.2, dated 2000 or the most recent edition as agreed to by Gatherer and Producer.

(3)           Turbine Meters - In accordance with American Gas Association Report Number 7, dated 1996 or the most recent edition as agreed to by Gatherer and Producer.

(4)           Electronic Transducers and Flow Computers (solar and otherwise) - in accordance with the applicable American Gas Association standards, including but not limited to American Gas Association Measurement Committee Report Nos. 3, 5, 6 and 7 and any subsequent amendments, revisions, or modification thereof.

(5)           Ultrasonic Meters - In accordance with American Gas Association Report Number 9, dated 2003 or the most recent edition as agreed to by Gatherer and Producer.

Notwithstanding anything contained in this Section 1(c) to the contrary, neither Party shall be required to replace or make any alterations to its measuring equipment as a result of any subsequent amendments, revisions, or modifications of the American Gas Association Reports cited in Subparagraphs (1) through (5) of this Section 1(c), unless the Parties mutually agree to such replacement or alteration.

(d)           Testing.  Either Party shall give reasonable Notice to the other Party of any cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of its receipt meters or the measuring equipment at the Delivery Points to permit both Parties to have a representative present.  The official records from the measuring equipment shall remain the property of Gatherer.  Upon request, Gatherer will submit its records, together with calculations therefrom, to Producer for inspection and verification, subject to return to Gatherer or its designee within 30 Days after receipt thereof.

(e)           Accuracy of Meters.  All meters shall be verified (and calibrated) by its owner at the following intervals: (i) if the deliveries of Gas through the meter average less than 100 Mcf/d, at least once each Year, (ii) if the deliveries of Gas through the meter average between 100 Mcf/d and 500 Mcf/d, at least once every 6 Months, (iii) if the deliveries of Gas through the meter average between 500 Mcf/d and 5,000 Mcf/d, at least once every 3 Months, or (iv) if the deliveries of Gas through the meter average more than 5,000 Mcf/d, at least once each Month.  If, upon any test, the measuring equipment is found to be inaccurate by 2% or less, previous readings of such equipment will be considered correct in computing the deliveries of Producer’s Gas hereunder, but such equipment shall immediately be adjusted to record accurately.  If, upon any test, the measuring equipment is found to be inaccurate by more than 2% of the average flow rate since the last test, then any previous recordings of such equipment shall be corrected to zero (0) error for any period which is known definitely or agreed upon, using the procedure set forth in Section 1(g).  If such period is not known or agreed upon, such correction shall be made for a period covering 1/2 of the time elapsed since the date of the latest test, but not to exceed 16 Days when the equipment is tested every Month and not to exceed 45 Days when the equipment is tested every 3 Months.  If either Party desires a special test of any measuring equipment, at least 72 hours advance Notice shall be given to the other Party, and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment.  If the measuring equipment so tested is found to be inaccurate by 2% or less, the testing Party shall have the right to bill the requesting Party for the costs incurred due to such special test, including any labor and transportation cost, and Producer shall pay such costs promptly upon invoice thereof.

(f)            Questar Measurement.  Beginning on April 1, 2012, the Parties agree to use the volume of Producer’s Gas measured at the Questar Delivery Point, plus (i) metered volumes of Producer’s Gas used by Producer off-lease for oil well operations; (ii) metered volumes of

Producer’s Gas sold to third-parties upstream of the Questar Delivery Point; (iii) compressor Fuel Gas; (iv) Drip Liquids shrinkage; and (v) Riverbend Plant Products shrinkage, and allocate such volume back to each Well.  Notwithstanding any other provision in this Agreement, the Parties agree to use the measurement procedure set forth in this subsection (f) until such time as the parties mutually agree in writing otherwise.

(g)           Adjustments.  When Gas is being measured at the Receipt Points, if any measurement equipment is out of adjustment, out of service, or out of repair and the total calculated hourly flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 1(e), the total quantity of Producer’s Gas delivered shall be redetermined in accordance with the first of the following methods which is feasible:

(1)           by using the registration of any check meters, if installed and accurately registering (subject to testing as described in Section 1(e)), or

(2)           where parallel multiple meter runs exist, by calculation using the registration of such parallel meter runs; provided that they are measuring Producer’s Gas from upstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering; or

(3)           by correcting the error by straightforward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests, or mathematical calculation); or

(4)           by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

(h)           Meter Records Retention.  Gatherer shall retain and preserve for a period of at least 2 Years all measurement results, test data and other similar records.

2.             Measurement Specifications.

(a)           Units.  The unit of volume for measurement shall be 1 cubic foot.  Such measured volumes shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000,000 to determine MMBtu’s delivered hereunder.

(b)           Practices.  Computations for Gas measurement shall be made in accordance with the following depending on the type of meters used:

(1)           Orifice Meters - In accordance with American Gas Association Report Number 3, dated 2000 or the most recent edition as agreed to by Gatherer and Producer.

(2)           Positive Meters - In accordance with American National Standards Institute B109.2, dated 2000 or the most recent edition as agreed to by Gatherer and Producer.

(3)           Turbine Meters - In accordance with American Gas Association Report Number 7, dated 1996 or the most recent edition as agreed to by Gatherer and Producer.

(4)           Electronic Transducers and Flow Computers (solar and otherwise) - in accordance with the applicable American Gas Association standards, including but not limited to American Gas Association Measurement Committee Report Nos. 3, 5, 6 and 7 and any subsequent amendments, revisions, or modification thereof.

(5)           Ultrasonic Meters - In accordance with American Gas Association Report Number 9, dated 2003 or the most recent edition as agreed to by Gatherer and Producer.

(c)           Temperature.  The temperature of Producer’s Gas typically shall be determined by a temperature measurement device installed as part of the selected meter and flow computer combination, or such other means of recording temperature as may be mutually agreed upon by the Parties.  The temperature so recorded, obtained while Producer’s Gas is being delivered, shall be the applicable flowing Gas temperature for purposes of calculating the actual gas flow.

(d)           Product Composition of Producer’s Gas.  Gatherer shall obtain a continuous flow monthly composite sample or a monthly spot sample of the Gas delivered by Producer hereunder while the Gas is being produced under normal operating conditions.  Analysis of such sample shall be made by Gatherer, at Gatherer’s election, by gas chromatography or other industry approved method, and the results reported as mol percent along with other composition parameters.

(e)           Pressure.  For purposes of measurement and meter calibration, the atmospheric pressure for each of the Receipt Points and Delivery Points shall be assumed to be the pressure value determined by Gatherer, or its designee, for the county elevation in which such point is located pursuant to generally accepted industry practices irrespective of the actual atmospheric pressure at such points from time to time.  For the purposes herein, such atmospheric pressure will be assumed to be 14.65 pounds per square inch absolute.

(f)            Gross Heating Value, Specific Gravity, and Compressibility.  The Gross Heating Value, Specific Gravity, and Compressibility of the Gas delivered at the Receipt Points and Delivery Points shall be determined from compositional analysis as described in Section 2(d) above as outlined in Gas Processors Association Standard 2172 Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.

(g)           Other Contaminants.  Other tests to determine water content, sulfur, hydrogen sulfide, inert gases, and other impurities in Producer’s Gas shall be conducted whenever requested by either Party and shall be conducted in accordance with standard industry testing procedures.

3.             Quality Specifications.

(a)           Producer’s Gas.  Producer’s Gas delivered at each Receipt Point shall meet the quality specifications imposed by the Receiving Transporter, but in no event shall exceed the specifications as follows (except for hydrocarbon dewpoint specifications for Producer’s Gas connected to the Plant):

(1)           Water:  No free water.

(2)           Hydrogen Sulfide:  Producer’s Gas shall not contain more than ¼ grain of hydrogen sulfide per 100 cubic feet of Gas at the Receipt Points, as determined by quantitative tests.  Gatherer is not generally waiving the hydrogen sulfide specification; however, the Parties acknowledge that: 1) Producer and Gatherer have existing hydrogen sulfide treating capabilities on their respective systems, and 2) Producer’s Gas may occasionally and from time-to-time exceed this specification at the Receipt Point.  Gatherer agrees to operate and maintain the existing treating facilities on its Gathering System, and to cooperate with the downstream transporter, to minimize the affect of hydrogen sulfide.

(3)           Total Sulfur:  Producer’s Gas shall not contain more than 5 grains of total sulfur per 100 cubic feet of Gas at the Receipt Points.

(4)           Temperature:  Producer’s Gas shall not have a temperature less than 40ºF or more than 120 ºF.

(5)           Carbon Dioxide:  Producer’s Gas shall not contain more than 2% by volume of carbon dioxide.

(6)           Oxygen:  Producer’s Gas shall contain no oxygen.

(7)           Nitrogen:  Producer’s Gas shall not contain more than 2% by volume of nitrogen.

(8)           Total Inert Gas: Producer’s Gas shall not contain more than 3% by volume of total inert gases.

(9)           Objectionable Liquids and Solids and Dilution:  Producer’s Gas shall be free of all objectionable liquids and solids, including any free liquids at the Receipt Point, and shall not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions and shall be commercially free from dust, gums, gum-forming constituents, and other liquids or solid matter which might become separated from Producer’s Gas in the course of transportation through pipelines.

(10)         Gross Heating Value:  Producer’s Gas shall not have a Gross Heating Value less than 950 Btu’s per cubic foot of Gas.

(b)           Change in Receiving Transporter’s Specifications.  Notwithstanding the Gas specifications above, if a Receiving Transporter notifies Gatherer or Producer of different or additional quality specifications required at the Delivery Points and different from those outlined in Section 3(a) or (b) above, Gatherer will notify Producer of any such different or additional specifications as soon as practicable after being notified of such specifications.  Such revised specifications will be considered as the quality specifications for Producer’s Gas under this Agreement for as long as required by the Receiving Transporter.

(c)           Failure to Meet Specifications.  If Producer’s Gas delivered hereunder fails to meet any of the quality specifications stated in Section 3(a) or (b) above, Gatherer (i) may install equipment, at Producer’s expense, on the Gathering System to treat such nonconforming

Producer’s Gas or (ii) may refuse to accept such Producer’s Gas for so long as Producer is unable to deliver Producer’s Gas conforming to such specifications.  If Gatherer, in its sole discretion, accepts Producer’s Gas that fails to meet any of the quality specifications stated above, Gatherer shall not be deemed to have waived Gatherer’s right to refuse to accept non-specification Gas at a subsequent time.  In addition, if Producer continues to flow any Gas that fails to meet the quality specifications under this Section 3, Producer shall be responsible for (i) any fees charged by any Receiving Transporter and (ii) any costs, expenses, damages incurred by Gatherer or caused by such non-specification Producer’s Gas.

4.             Easements.

(a)           Access.  To the extent that Producer may contractually or lawfully do so under its leasehold interests and other property rights in the Leases, Producer hereby grants, convey, assign, and transfer to Gatherer a right of way and easement across the Leases, and across adjoining lands in which Producer may have an interest, for the purposes of installing, using, inspecting, repairing, operating, replacing, and removing Gatherer’s facilities (including installation of new custody transfer meters and other equipment) used or useful in the performance of this Agreement.  Any property of Gatherer placed in or on any of such land shall remain the property of Gatherer, subject to removal by Gatherer when necessary or desirable, in Gatherer’s sole judgment, or upon the expiration or termination of this Agreement.  Gatherer shall have a reasonable time after the expiration or termination of this Agreement to remove its property.

Gatherer and Producer shall cooperate to establish separate rights-of-way in Gatherer’s name for its facilities.

(b)           Further Assurances.  Producer shall execute and deliver such additional instruments and other documents, and shall take such further actions as may be reasonably necessary or appropriate, to effectuate, carry out, and comply with the terms of this Section 4.

5.             Uneconomic Segments.  At any time, Gatherer shall have the right to declare, acting reasonably and in good faith, that the operation of all or part of any segment or segments of the Gathering System has become uneconomic by giving Notice to Producer.  Upon receipt of such Notice by Producer, Gatherer and Producer shall negotiate in good faith to reach agreement on additional gathering fees to be paid by Producer for Producer’s Gas gathered on such segment or segments that would cause the operation of that segment or segments of the Gathering System to become economic to Gatherer.  If the Parties fail to reach agreement on such additional gathering fees within a reasonable period of time, then Gatherer will have the right, upon no less than 90 Days advance Notice to Producer, to discontinue gathering Producer’s Gas on such segment or segments of the Gathering System.  As to such discontinued services on those segment or segments of the Gathering System, there shall be no further obligation to Producer under this Agreement, and that portion of Producer’s Gas so affected shall be released. To the extent that any of Producer’s Gas is so released, there shall be a corresponding proportional decrease in the Quarterly Minimum Volume obligation for the remainder of the Term.

Exhibit B

Chipeta Processing Agreement

GAS PROCESSING AGREEMENT

This GAS PROCESSING AGREEMENT (“Agreement”) is made and entered into this 21st day of September, 2011, by and between  CHIPETA PROCESSING LLC, a Delaware limited liability company (“Processor”), and GASCO ENERGY, INC., (“Processing Customer”).  Processor and Processing Customer may be referred to individually as “Party,” and collectively as the “Parties.”

SECTION 1.        SCOPE OF AGREEMENT AND DEFINITIONS.

(a)           Scope of Agreement.  Processing Customer agrees to deliver Gas, and Processor agrees to receive and process Gas and redeliver Residue Gas, in accordance with this Agreement.  Subject to the terms of this Agreement, Processor shall have the exclusive right to receive into its Processing Plant and process all Gas owned or controlled by Processing Customer within the Dedication Area, or which is delivered at the Plant Receipt Point by Questar and with respect to which Processing Customer has the right to process.

(b)           General Terms and Conditions.  This Agreement incorporates, and is subject to, the General Terms and Conditions attached hereto, together with the Exhibits attached hereto.  In the event of a conflict between the provisions of this Agreement and the General Terms and Conditions or the Exhibits, the provisions of this Agreement shall prevail.

(c)           Defined Terms.  For purposes of this Agreement, the General Terms and Conditions and the Exhibits attached hereto, the following definitions shall apply:

(1)           Chipeta Plant.  The term “Chipeta Plant” means Processor’s primary Processing Plant for the services provided hereunder located in Section 15, Township 9 South, Range 22 East, Uintah County, Utah.  The Chipeta Plant includes all facilities within the “Chipeta Plant Complex” and appurtenant facilities.

(2)           Chipeta Plant Complex.  The term “Chipeta Plant Complex” has the meaning given to such term in the Declaratory Order issued by the Federal Energy Regulatory Commission in FERC Docket No. CP09-48-000 (128 FERC ¶ 61,122).

(3)           Contracted Cryogenic Capacity.  The Term “Contracted Cryogenic Capacity” means the daily quantity of cryogenic processing capacity specified in Section 5(a)(2) (Option 1), by a Contracted Cryogenic Customer.

(4)           Contracted Cryogenic Customer.  The term “Contracted Cryogenic Customer” means a Processing Customer which has selected Option 1 under Section 5(a)(2) of this Agreement and specified a Contracted Cryogenic Capacity equal to or greater than 15,000 Mcf/d.

(5)           Contracted Cryogenic Customer Overrun Quantity.  The term “Contracted Cryogenic Customer Overrun Quantity” means the Net Delivered Volume of Gas tendered for processing under this Agreement by a Contracted Cryogenic Customer in excess of the Contracted Cryogenic Capacity reserved by such Customer pursuant to Section 5(a)(2) of this Agreement.

(6)           Effective Date.  The term “Effective Date” means the date when processing service through the Processing Plant commences.

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(7)           FERC.  The term “FERC” means the Federal Energy Regulatory Commission.

(8)           Gas.  The term “Gas” means all hydrocarbon and non-hydrocarbon substances produced from natural gas and/or oil wells and remaining in a gaseous state at the Plant Receipt Point.

(9)           Historic Capacity.  The term “Historic Capacity” means the quantity of processing capacity at the Processing Plant expressly or impliedly reserved by Processor to satisfy its contractual obligations under Processor’s Gas Processing Agreements with each Historic Customer for processing of such Customer’s Gas.

(10)         Historic Customer.  The term “Historic Customer” means any entity which, prior to March 1, 2011, entered into a contract with Processor for processing capacity and processing services at the Processing Plant.

(11)         Interruptible Cryogenic Customer.  The term “Interruptible Cryogenic Customer” means a Processing Customer which has selected Option 2 under Section 5(a)(2) of this Agreement.

(12)         Keep Whole Gas.  The term “Keep Whole Gas” means the fraction, if any, of Processing Customer’s Gas to which neither cryogenic processing or refrigeration processing capacity is allocated under Section 5(b)(3) and (4) of this Agreement, including Gas with respect to which Processor exercises it right under Section 8.2(iii) of the General Terms and Conditions to cease processing for the reasons set forth in such Section.

(13)         ML 104.  The term “ML 104” means Questar’s Main Line 104 facilities.

(14)         ML 40.  The term “ML 40” means collectively the portion of Questar’s Main Line 40 and laterals JL 45, 46 and 47 described in Section 3(a)(1)(B) of this Agreement.

(15)         Nameplate Capacity.  The term “Nameplate Capacity” means the stated design capacity of the cryogenic processing facilities at the Chipeta Plant, which capacity shall be deemed to be 600 MMcf/day on and after the in-service date of Train III.

(16)         Net Delivered Volume.  The term “Net Delivered Volume” means the aggregate volume of Processing Customer’s Gas delivered at the Questar Receipt Points, adjusted to reflect the proportionately allocated change, if any, between the aggregate volume measured at all Questar Receipt Point(s) and the volume measured at the Plant Receipt Point, minus two-tenths of one percent (0.20%) Processing Plant Fuel.

(17)         Processing Plant.  The term “Processing Plant” means the Chipeta Plant as well as any other plant or third party arrangement that Processor enters into to process all of Processing Customer’s Gas committed for processing pursuant to this Agreement.  Such term includes the Natural Buttes Plant.

(18)         Plant Products.  The term “Plant Products” means commercial sulfur, carbon dioxide, nitrogen, helium, argon, other inert gases, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, pentanes plus, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane included in any of the aforementioned products, which are separated, extracted, or condensed from Gas processed in the Processing Plant.

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(19)         Plant Receipt Point.  The term “Plant Receipt Point” means the inlet flange of the custody transfer meter where Gas is delivered by Questar to the Processing Plant.

(20)         Questar.  The term “Questar” means Questar Pipeline Company.

(21)         Questar Receipt Point.  The term “Questar Receipt Point” means the point on ML 40 at which Processing Customer’s Gas is delivered to Questar for transportation and delivery to the Plant Receipt Point.

(22)         Receipt Point Thermal Content.  The term “Receipt Point Thermal Content” means the Thermal Content, based on the data provided by Questar pursuant to Section 4(b)(1) of this Agreement, of the Net Delivered Volume of Processing Customer’s Gas delivered to Processor at the Plant Receipt Point.

(23)         Redelivery Point.  The term “Redelivery Point” means the point(s) at which Residue Gas is redelivered by Processor to Processing Customer, or to Processing Customer’s designee, or to others entitled thereto, as designated on Exhibit B.

(24)         Refrigeration Processing Customer.  The term “Refrigeration Processing Customer” means a Processing Customer which has selected Option 3 under Section 5(a)(2) of this Agreement.

(25)         Residue Gas.  The term “Residue Gas” means Gas which is redelivered by Processor to, or for the account of, Processing Customer at the Redelivery Point(s), as required under the terms of this Agreement.

(26)         Thermal Content.  The term “Thermal Content” means,

(A)          in the case of Gas, the product of the measured volume in Mcf multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base and expressed in MMBtus; and

(B)           in the case of Plant Products, the product of the measured volume in gallons multiplied by the Gross Heating Value per gallon.

The determination of Thermal Content shall be based upon, inter alia, data provided by Questar pursuant to Section 4(b)(1) of this Agreement.

(27)         Train III.  The term “Train III” means a 300 MMcf/d cryogenic processing facility to be located at the Chipeta Plant.

(28)         In addition to the definitions set forth in this subsection, capitalized terms not defined in this subsection are given the meaning given to such terms under the relevant provision of this  Agreement or the General Terms and Conditions attached hereto.  In the event of a conflict between any definition in the General Terms and Conditions and a definition in this Agreement, the definition in this Agreement shall prevail.

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SECTION 2.        EFFECTIVE DATE AND TERM.

(a)           Effective Date.

(1)           Not less than three (3) days prior to the date when processing service through the Processing Plant is scheduled to commence, Processor shall provide Processing Customer written notice of such scheduled date.  Processor shall thereafter notify Processing Customer on a timely basis of any delays in such scheduled date.

(2)           The obligations and duties of the Parties under Sections 4 through 7 of this Agreement shall become effective on the Effective Date following the notice provided to Processing Customer by Processor in accordance with paragraph (1) of this subsection.

(3)           Processor shall provide written notice to the Processing Customer of the in-service date of Train III.

(b)           Primary Term.

(1)           Unless extended pursuant to paragraph (2) of this subsection, this Agreement shall remain in full force and effect for a “Primary Term” of ten (10) years following the first day of the first Accounting Period commencing on or after the in-service date of Train III.

(2)           Upon expiration of the Primary Term or any extension thereof under this paragraph, the term of this Agreement shall be extended for a period of one (1) year unless terminated by either Party giving written notice to the other Party not less than one hundred eighty (180) days prior to the expiration of the then-current term.

SECTION 3.        CONDITIONS PRECEDENT.

(a)           For Processing Customer.  The obligations of Processing Customer are contingent upon the following conditions precedent, all of which must have occurred (or been waived by Processing Customer) on or before December 31, 2012.  If any of the conditions precedent have not been satisfied, or waived by Processing Customer, on or before December 31, 2012, the obligations of the Parties under this Agreement shall thereafter be void and of no further force and effect.

(1)           On or before December 31, 2012, Questar shall have —

(A)          completed construction and placed into service the extension of ML 104 approved in FERC Docket No. CP11-25-000; and

(B)           established a separate chricondentherm hydrocarbon dew point (“CHDP”) standard for a portion of Questar’s Main Line 40 and laterals JL 45, 46 and 47, and completed construction of any ancillary facilities, converting this segment of Main Line 40 to a high CHDP Gas line for delivery of Gas to the Processing Plant.

(2)           On or before December 31, 2012, Processor shall have completed construction of Train III and discharge pipeline facilities to connect the Processing Plant to Questar’s interstate natural gas transportation facilities.

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(3)           On or before December 31, 2012, Processor shall have provided written notice to Processing Customer of the date when processing service through the Processing Plant shall commence.

(b)           For Processor.  The obligations of Processor are contingent upon the following conditions precedent, all of which must have occurred (or been waived by Processor) on or before the date specified herein.  If all of the conditions precedent have not been satisfied, or waived by Processor, on or before December 31, 2012, the obligations of the Parties under this Agreement shall thereafter be void and of no further force and effect.

(1)           On or before December 31, 2012, Questar shall have obtained all required regulatory approvals from the FERC, in form and substance satisfactory to Questar and to Processor, authorizing Questar to construct and operate the extension of ML 104.

(2)           On or before December 31, 2012, Questar shall have completed construction and placed into service the extension of ML 104 approved in FERC Docket No. CP11-25-000;

(3)           On or before December 31, 2012, Processor shall have obtained a clarification, in form and substance satisfactory to Processor, from the FERC of the Declaratory Order issued in FERC Docket No. CP09-48-000 (128 FERC ¶ 61,122) that, following modifications necessary to facilitate receipt of  Gas from ML 40, the “Plant Interconnect Line” (as described in such Order) will retain its non-jurisdictional status, exempt from regulation under the Natural Gas Act; and

(4)           On or before December 31, 2012, Processor shall have obtained (i) all necessary right-of-way easements for construction of certain plant pipeline facilities across federal, state and/or tribal lands, and (ii) consent from the Ute Indian Tribe of the Uintah and Ouray Reservation (the “Tribe”) pursuant to the Surface Use and Access Agreement (“SU&A Agreement”) between Kerr-McGee Oil and Gas Onshore LP and the Tribe, dated November 15, 2006, and waiver by the Tribe of the fee specified in Section 1(b)(v) of the SU&A Agreement.

SECTION 4.        PROCESSING CUSTOMER OBLIGATIONS.

(a)           Delivery of Gas.  Commencing on the Effective Date —

(1)           Processing Customer shall discontinue all processing operations upstream from the Processing Plant, other than those on-lease facilities required to comply with Questar’s CHDP standard for ML 40 or for use in on-lease field operations.

(2)           Processing Customer shall meet its obligation to deliver Processing Customer’s Gas to Processor by utilizing services provided under an agreement with Questar to deliver Processing Customer’s Gas connected to ML 40 to the Plant Receipt Point for processing.

(b)           Authorization To Provide Data.  On or before the Effective Date, Processing Customer shall execute and deliver to Processor written authorization, in form and substance satisfactory to Questar, authorizing Questar to determine the quantity and composition of the Gas delivered by Processing Customer to Questar at each Questar Receipt Point, and to provide to Processor information respecting the volume, Btu content, and composition of the Gas delivered by Processing Customer to Questar at each such Questar Receipt Point.

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(1)           The determination of the composition of Processing Customer’s Gas at the Questar Receipt Point(s), the measurement of volume and the measurement of Thermal Content by Questar shall be in accordance with Article 14 of Questar’s Gas Tariff on file with the FERC.  The measurement of volume and Thermal Content by Processor shall be in accordance with Article 6 of the General Terms and Conditions.

(2)           Processor agrees to treat the information provided to Processor by Questar under this subsection as confidential and to utilize such information solely for purposes of administering this Agreement.

(c)           Disposition of Residue Gas.  With respect to Residue Gas redelivered by Processor to Processing Customer or for Processing Customer’s account, Processing Customer shall dispose of such Residue Gas in accordance with Exhibit C.

SECTION 5.        RESERVATION AND ALLOCATION OF PROCESSING PLANT CAPACITY.

(a)           Designation Of Contracted Service.

(1)           Processing Customer shall have the option to select from the following services under this Agreement:

(A)          Option 1:               To reserve, effective on the commencement of operation of Train III, a specified amount of capacity in the Processing Plant for cryogenic processing, within the Nameplate capacity, of Processing Customer’s Gas, provided that such Customer’s Contracted Cryogenic Capacity is at least equal to 15,000 Mcf/d.  To the extent that cryogenic processing capacity is not allocated to Contracted Cryogenic Customer’s Gas pursuant to subsection (b)(4) or (5) of this Section, Option 1 includes refrigeration processing service and compression service.

(B)           Option 2:               To contract effective on the commencement of operation of Train III, for cryogenic processing of Processing Customer’s Gas to the extent that cryogenic processing capacity within the Nameplate Capacity is available, without reserving any specified Contracted Cryogenic Capacity.   To the extent that cryogenic processing capacity is not allocated to Interruptible Cryogenic Customer’s Gas pursuant to subsection (b)(4) or (5) of this Section, Option 2 includes refrigeration processing service and compression service.

(C)           Option 3:               To contract for refrigeration processing service at the Processing Plant.  To the extent that refrigeration processing capacity is not allocated to Refrigeration Processing Customer’s Gas pursuant to subsection (b)(4) or (5) of this Section, Option 3 includes compression service.

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(2)           Processing Customer hereby elects (check one and initial):

☐	Option 1	Contracted Cryogenic Capacity: 25,000 Mcf/d	/s/MKD
(Initial)

☐	Option 2	Interruptible Cryogenic Processing
(Initial)

☐	Option 3	Refrigeration Processing
(Initial)

(3)           If Processing Customer has elected service under Option 1 —

(A)          commencing the first Accounting Period following the in-service date of Train III, Processing Customer shall deliver at the Plant Receipt Point an average daily Net Delivered Volume equal to at least Ninety percent (90%) of the Contracted Cryogenic Capacity specified in paragraph (2) (Option 1) of this subsection (the “Minimum Daily Quantity”) during each subsequent Accounting Period.

(B)           following the first twelve Accounting Periods commencing after the in-service date of Train III, and annually thereafter, Processor shall determine whether Processing Customer failed to deliver to Processor during the immediately preceding twelve Accounting Periods (“Annual Accounting Period”) a quantity of Gas equal to or greater than the product of the Minimum Daily Quantity times the aggregate number of days in the Annual Accounting Period (“Minimum Annual Quantity”).

(i)            If Processing Customer fails to deliver to Processor the Minimum Annual Quantity in any Annual Accounting Period, Processor shall determine the deficient Gas quantity for such Period and Processing Customer agrees to pay Processor an amount  (“Deficiency Payment”) determined by multiplying —

(I)            the Cryogenic Processing Fee set forth in Section 6(a)(1)(B) of this Agreement (as adjusted pursuant to Section 6(e))

by

(II)           such deficient Gas quantity.

(ii)           Processing Customer shall not be obligated to make a Deficiency Payment with respect to any volumes which Processing Customer attempted to deliver to Processor during such Annual Accounting Period and Processor was unable to receive and process.

(iii)          Processing Customer shall pay the Deficiency Payment within thirty (30) days after receipt of an invoice from Processor for the Deficiency Payment amount, setting forth the basis on which such Deficiency Payment was calculated in sufficient detail to enable Processing Customer to verify such amount.

(b)           Allocation of Processing Plant Capacity.

(1)           Processing Customer shall be entitled to receive cryogenic processing service or refrigeration processing service in accordance with the capacity allocation methodology set forth in this subsection.

7

(2)           Capacity constraints may exist from time to time requiring curtailment or interruption of cryogenic processing service and/or refrigeration processing service, and curtailment or interruption of cryogenic processing service and/or refrigeration processing service may also be necessary for other reasons.  Processor may decline to schedule and/or may curtail cryogenic processing service and/or refrigeration processing service:

(A)          due to Force Majeure;

(B)           due to routine repair and maintenance reasonably determined necessary or prudent by Processor;

(C)           to rectify imbalances or to conform physical flows to nominations;

(D)          to maintain plant integrity;

(E)           if there is a dispute over title, ownership or right to tender or to receive Gas; or

(F)           to fulfill Processor’s contractual obligations with respect to Historic Capacity.

(3)           For the purposes of scheduling and curtailing processing of Gas at the Processing Plant prior to the in-service date of Train III, and in the case of cryogenic processing capacity, within the Nameplate Capacity, processing capacity at the Processing Plant shall be allocated in accordance with the following schedule —

(A)          first, to the Net Delivered Volume of each Historic Customer, pro rata based on the ratio of each such Customer’s Historic Capacity to the sum of the aggregate Historic Capacity of all such Customers;

(B)           second, to the Net Delivered Volume of Contracted Cryogenic Customers, pro-rata based on the ratio of the Contracted Cryogenic Customer’s Contracted Cryogenic Capacity to the aggregate Contracted Cryogenic Capacity of all such Customers;

(C)           third, pro rata, to the Net Delivered Volume of Interruptible Cryogenic Customers;

(D)          fourth, pro rata, to the Net Delivered Volume of Gas of Refrigeration Processing Customers; and

(E)           thereafter to the Net Delivered Volume of all other Gas.

(4)           For the purposes of scheduling and curtailing processing of Gas at the Processing Plant on and after the in-service date of Train III, and in the case of cryogenic processing capacity, within the Nameplate Capacity, processing capacity at the Processing Plant shall be allocated in accordance with the following schedule —

(A)          first, to the Net Delivered Volume of each Historic Customer and each Contracted Cryogenic Customer up to such Customer’s Historic Capacity (in the case of

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Historic Customers) and Contracted Cryogenic Capacity (in the case of Contracted Cryogenic Customers), pro rata based on the ratio of each such Customer’s Historic Capacity or Contracted Cryogenic Capacity (as the case may be) to the sum of the aggregate Historic Capacity and the aggregate Contracted Cryogenic Capacity of all such Customers;

(B)           second, to the Net Delivered Volume of Historic Customers in excess of such Customer’s Historic Capacity and to Contracted Cryogenic Customer Overrun Quantities pro rata based on the ratio of each such Customer’s Historic Capacity (in the case of Historic Customers) or Contracted Cryogenic Capacity (in the case of Contracted Cryogenic Customers) to the sum of the aggregate Historic Capacity and the aggregate Contracted Cryogenic Capacity of all such Customers;

(C)           third, pro rata, to the Net Delivered Volume of Interruptible Cryogenic Customers;

(D)          fourth, pro rata, to the Net Delivered Volume of Refrigeration Processing Customers; and

(E)           thereafter to the Net Delivered Volume of all other Gas.

(5)           Gas shall be allocated in accordance with the service contracted under Section 5(a)(2) and the priorities set forth in paragraphs (3) and (4) of this subsection (b) first to cryogenic processing to the extent that such capacity is available within the Nameplate Capacity and, thereafter, to refrigeration processing to the extent that such capacity is available.

SECTION 6.         PROCESSING FEES AND CONSIDERATION.

(a)           Processing Fees.  As full consideration for the processing of Gas delivered hereunder —

(1)           Processing Customer shall pay Processor the applicable Processing Fee listed below, plus Processing Customer’s pro rata share of all applicable electric compression costs —

(A)          for Refrigeration Processing Service contracted under Section 5(a)(2), a Processing Fee equal to $0.12 (as adjusted pursuant to subsection (e)) multiplied by the fraction of the Receipt Point Thermal Content of such Customer’s Gas to which refrigeration processing capacity is allocated under Section 5(b)(3) or (4); and

(B)           for Cryogenic Processing Service contracted under Section 5(a)(2), a Processing Fee equal to $0.33 (as adjusted pursuant to subsection (e)) multiplied by the fraction of the Receipt Point Thermal Content of  such Customer’s Gas to which cryogenic processing capacity is allocated under Section 5(b)(3) or (4).

(2)           Processor shall —

(A)          pay Processing Customer a sum equal to 100% of the Net Sales Price, determined pursuant to Section 7 of this Agreement, for each gallon of Processing Customer’s allocated Plant Products determined in accordance with subsection (c) of this Section; and

9

(B)           redeliver to Processing Customer or for Processing Customer’s account, at the Redelivery Point(s), 100% of the quantity of Processing Customer’s Residue Gas determined in accordance with subsection (d) of this Section;

except that, with respect to the fraction of the Receipt Point Thermal Content of Processing Customer’s Gas to which neither cryogenic nor refrigeration processing capacity is allocated under Section 5(b)(3) or (4), Processor shall not be obligated to pay such Customer for any Plant Products which may have been entrained in the Gas at the Plant Receipt Point, and Processor shall redeliver to Processing Customer or for Processing Customer’s account, at the Redelivery Point(s), a quantity of Residue Gas equal to the Receipt Point Thermal Content.

(3)           Payment by Processor to Processing Customer of the proceeds specified in paragraph (2)(A) and delivery by Processor to Processing Customer or for Processing Customer’s account of the quantity of Processing Customer’s Residue Gas specified in paragraph (2) shall entitle Processor to own and retain for its own account and benefit, all portions of Processing Customer’s Gas not redelivered under paragraph (2), including all Plant Products, together with all components thereof, which are recovered by Processor in the Processing Plant.

(b)           Keep Whole Gas.  With respect to Keep Whole Gas —

(1)           Processing Customer shall pay its pro rata share of all applicable electric compression costs;

(2)           Processor shall not be obligated to pay for Plant Products which may have been entrained in Keep Whole Gas at the Plant Receipt Point;

(3)           Processor shall redeliver at the Redelivery Point a quantity of Residue Gas equal to the Receipt Point Thermal Content of Keep Whole Gas received at the Plant Receipt Point; and

(4)           redelivery by Processor of the quantity of Residue Gas specified in paragraph (3) shall entitle Processor to own and retain for its own account and benefit, all portions of such Keep Whole Gas not redelivered under paragraph (3), including all Plant Products entrained in such Keep Whole Gas at the Plant Receipt Point.

(c)           Determination of Processing Customer’s Allocated Plant Products.  For purposes of subsections (a)(2) and (3) of this Section, the total quantity of each Plant Product allocated to Processing Customer’s Gas shall be determined in accordance with the following formula:

(1)                                  Quantity of applicable Plant Product = [A * B * C * D]

Where:

A              =     the gallons of the respective Plant Products per Mcf,

(i)          except during periods described in clause (ii), as determined from the Questar Receipt Point chromatographic analysis specified in paragraph 6.2 f. of the General Terms and Conditions, and

(ii)         during any period when Questar delivers Gas from ML 40 to another processor or to any delivery point other than the Plant Receipt Point, as determined from the chromatographic analysis specified in

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paragraph 6.2 f. of the General Terms and Conditions performed by Processor at the Plant Receipt Point on the commingled Gas delivered by Questar;

B                =      the Net Delivered Volume in Mcf of Processing Customer’s Gas;

C                =      the Online Plant Performance Percentage (stated as a decimal fraction) for the applicable period; and

D               =      the Fixed Recovery Percentage (stated as a decimal fraction) for the respective Plant Product.

(2)           For purposes of the formula set forth in paragraph (1) of this subsection —

(A)          The Fixed Recovery Percentage for purposes of factor “D” shall be determined in accordance with the following tables:

(i)            During periods in which and to the extent that refrigeration processing capacity is allocated to such Gas under Section 5(b)(3) and (4):

REFRIGERATION PROCESSING

PLANT PRODUCT	FIXED RECOVERY PERCENTAGE
Propane	16%
Iso-butane	35%
Normal butane	38%
Natural gasoline	72%

(ii)           During periods, other than periods described in subparagraph (iii), in which and to the extent that cryogenic processing capacity is allocated to such Gas under Section 5(b)(3) and (4):

CRYOGENIC PROCESSING

PLANT PRODUCT	FIXED RECOVERY PERCENTAGE
Ethane	80%
Propane	94%
Iso-butane	95%
Normal butane	95%
Natural gasoline	95%

(iii)          During any period in which cryogenic processing is performed and Processor rejects ethane at the Processing Plant, to the extent that cryogenic (ethane rejection) processing capacity is allocated to such Gas under Section 5(b)(3) and (4):

11

CRYOGENIC PROCESSING

(ETHANE REJECTION)

PLANT PRODUCT	FIXED RECOVERY PERCENTAGE
Ethane	20%
Propane	80%
Iso-butane	92%
Normal butane	92%
Natural gasoline	95%

(B)           The Online Plant Performance Percentage (stated as a decimal fraction) for purposes of factor “C” shall be determined separately with respect to cryogenic processing capacity and refrigeration processing capacity in accordance with the following:

(Days in Accounting Period X 24) — Downtime
Total Accounting Period Hours

Where:

Downtime equals the total Processing Plant downtime during the Accounting Period as recorded by the Processing Plant operating logs (or reports).

Total Accounting Period Hours equals the number of days in the applicable Accounting Period times 24.

(i)            Where 100% of the Net Delivered Volume of Gas is allocated exclusively to cryogenic processing or exclusively to refrigeration processing during an Accounting Period, the Online Performance Percentage shall be the applicable percentage for the type of processing capacity allocated to such Gas.

(ii)           Where a portion of the Net Delivered Volume of Gas is allocated cryogenic processing capacity during the Accounting Period and a portion is allocated refrigeration processing capacity during the Accounting Period, the Online Performance for each processing service shall be the applicable percentage for the type of processing allocated during the period in which such service was provided.  The aggregate Plant Products allocated to Processing Customer for such Accounting Period shall be the sum of the Plant Products computed for each form of processing capacity allocated to such Net Delivered Volume during each applicable period.

(3)           The Plant Products Thermal Content shall be the product of —

(i)            the allocated volume of each Plant Product (in gallons), multiplied by

(ii)           the Gross Heating Value per gallon for such Plant Product.

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(4)           The per gallon Gross Heating Value for each Plant Product shall be as published in the Standard Table of Physical Constants of Paraffin Hydrocarbons in GPA Publication 2145-95, “fuel as ideal Gas,” as the same might be revised from time to time.

(d)           Determination of Processing Customer’s Residue Gas.

Processing Customer’s share of Residue Gas (“Processing Customer’s Residue Gas”) shall equal the Receipt Point Thermal Content of Processing Customer’s Gas minus the aggregate Plant Products Thermal Content allocated to Processing Customer’s Gas.

(e)           CPI-U Index Adjustment.

(1)           Except as provided in paragraph (2), all Processing Fees and the $0.0125 per gallon fee for transportation of Plant Products described in Section 7(a)(2) and 7(b)(2) of this Agreement will be adjusted on an annual basis in proportion to the percentage change, from the preceding calendar year, in the Consumer Price Index — All Urban Consumers (“CPI-U Index”) as published by the U.S. Department of Labor, Bureau of Labor Statistics.  The foregoing adjustment shall be made effective January 1, 2013 and each January 1 thereafter during the Term of this Agreement (including any extension(s) thereof), and shall reflect the percentage change in the CPI-U Index during the immediately preceding calendar year.

(2)           In no event shall the adjustment set forth in paragraph (1) result in a decrease of either such Processing Fee or such per-gallon transportation fee from the amount of the respective Processing Fee or per-gallon transportation fee in effect during the calendar year immediately preceding the effective date of the adjustment.

SECTION 7.         PLANT PRODUCT PRICING.  For purposes of Section 6(a)(2)(A) of this Agreement, the “Net Sale Price” of each component of individual Plant Products allocated to Processing Customer’s Gas shall be determined in accordance with this Section.

(a)                                  Quantity Up To Commitment Volume.

(1)           Contracted Cryogenic Customer commits to deliver at the Questar Receipt Points during each Accounting Period Gas containing an average of 1,158 Barrels per day of Plant Products (“Plant Product Commitment Volume”).

(2)           If the Plant Product Commitment Volume is greater than zero, the “Net Sales Price” of each component of individual Plant Products allocated to Contracted Cryogenic Customer’s Gas, up to an aggregate quantity equivalent to the Monthly Aggregate Plant Product Commitment Volume, shall equal the FOB plant price based on the net price per gallon received by Processor, from its marketing affiliate in a market based transaction, at Mt. Belvieu, by component, less Processor’s direct or indirect sales costs and expenses (which shall include a $0.0125 per gallon fee (as adjusted pursuant to Section 6(e)) for transportation of Plant Products from the Processing Plant to the MAPL pipeline), fractionation charges, tank car rentals, Taxes (excluding income taxes), Processor’s actual costs incurred in transporting Plant Products to the point of sale, and similar marketing costs and expenses incurred by Processor, to determine a net price FOB the Plant.

(A)          Where the aggregate quantity of Plant Products sold during any Accounting Period exceeds the quantity equivalent to the Monthly Aggregate Plant Product Commitment Volume,

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(i)            Plant Products equivalent to the Monthly Aggregate Plant Product Commitment Volume shall be allocated proportionately among the individual Plant Products in the same ratio as the quantity of each individual Plant Product sold during such Accounting Period bears to the aggregate quantity of Plant Products sold during such Period; and

(ii)           the Net Sales Price established under subsection (b) of this Section shall apply to the quantity of Plant Products in excess of the quantity allocated under clause (i) of this subparagraph.

(3)           If, during any Accounting Period, Contracted Cryogenic Customer fails to deliver Gas containing an average daily quantity of Plant Products equal to or greater than the Plant Product Commitment Volume, Contracted Cryogenic Customer shall incur a deficiency payment obligation of $0.08 per gallon multiplied by the deficient number of Plant Product gallons in the applicable Accounting Period (“Plant Product Deficiency Payment”).  Contracted Cryogenic Customer shall pay the Plant Product Deficiency Payment to Processor within thirty (30) days after receipt by such Customer of an invoice from Processor for such Plant Product Deficiency Payment, setting forth the basis on which such Plant Product Deficiency Payment was calculated in sufficient detail to enable such Customer to verify such amount.

(4)           For purposes of this Section, the term “Monthly Aggregate Plant Product Commitment Volume” means the Plant Product Commitment Volume specified in subsection (a)(1) of this Section multiplied by the number of days in the Accounting Period.

(b)           Quantity In Excess Of Commitment Volume; Zero Commitment Volume.

(1)           During each Accounting Period, the Net Sales Price shall be determined in accordance with paragraph (2) of this subsection —

(A)          for 100% of the Plant Products allocated to Interruptible Cryogenic Customer’s and Refrigeration Processing Customer’s Gas, and

(B)           for the quantity of Plant Products allocated to Contracted Cryogenic Customer’s Gas in excess of the aggregate quantity equivalent to the Monthly Aggregate Plant Product Commitment Volume.

(2)           The Net Sales Price of each component of individual Plant Products allocated to Processing Customer’s Gas shall equal the FOB plant price based on the net price per gallon received by Processor, from its marketing affiliate in a market based transaction,  by component for the total volume of each individual Plant Product sold at the Processing Plant during the relevant Accounting Period, less Processor’s direct or indirect sales costs and expenses (which shall include a $0.0125 per gallon fee (as adjusted pursuant to Section 6(e)) for transportation of Plant Products from the Processing Plant to the MAPL pipeline), fractionation charges, tank car rentals, Taxes (excluding income taxes), Processor’s actual costs incurred in transporting Plant Products to the point of sale, and similar marketing costs and expenses incurred by Processor, to determine a net price FOB the Plant.

SECTION 8.         NOTICES.  Except as otherwise provided in this section, all notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile or electronic means

14

(e-mail) to the other Party at the designated address or facsimile numbers, provided that any communication by e-mail shall be effective only if acknowledged by an electronic notice of receipt.  Normal operating instructions can be delivered by telephone or other agreed means.  Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice.  Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received.  Either Party may change its address, e-mail or facsimile and telephone numbers upon written notice to the other Party:

Processing Customer:	GASCO Energy, Inc.
Address:	8 Inverness Drive East, Suite 100
Englewood, CO 80112
Attention: Mr. W. King Grant
Telephone:	(303) 483-0044
Facsimile:	(303) 483-0011
E-mail	kgrant@gascoenergy.com

Processor:	Chipeta Processing LLC
Address:	P.O. Box 137779
Denver, CO 80217-3779
Attention: Contract Administration
Telephone:	(720) 929-6000
Facsimile:	(720) 929-3906
E-mail:	marian.kleinbach@anadarko.com

SECTION 9.         EXECUTION.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument.  Facsimile, PDF and other similar signatures shall be treated for all purposes as if they are originals.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

GASCO ENERGY INC.		CHIPETA PROCESSING LLC
By WGR Operating, LP
Its Managing Partner

By:	/s/ Michael Decker	By:	/s/ Donald R. Sinclair

Name:	Michael Decker	Name:	Donald R. Sinclair

Title:	EVP/COO	Title:	President

ANADARKO UINTAH MIDSTREAM
(With respect to Exhibit C only)

		By:	/s/ Danny Rea

		Name:	Danny Rea

		Title:	Vice President, Midstream

15

GENERAL TERMS AND CONDITIONS

Attached to and made a part of that certain

Gas Processing Agreement

between

GASCO ENERGY INC., as “Processing Customer”

and

Chipeta Processing LLC, as “Processor”

Dated:  September 21, 2011

ARTICLE 1:  DEFINITIONS

Accounting Period.  With respect to the calendar month in which the Effective Date occurs, the period commencing on commencement of processing service hereunder and ending at 12:00 am, Mountain Time, on the first day of the next succeeding calendar month, and thereafter, the period commencing at 12:00 a.m., Mountain Time, on the first day of such succeeding calendar month and ending at 12:00 a.m., Mountain Time, on the first day of each succeeding calendar month.

Affiliate.  As to the Person specified, any person controlling, controlled by or under common control with such Person, with the concept of control meaning the possession, directly or indirectly, of a beneficial or economic ownership of at least 50 percent of another.

Barrels.  Forty-Two U.S. Gallons measured at 60°F.

Btu.  The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.

Cubic Foot.  The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.

Dedication Area.  The lands, wells and/or leaseholds described on Exhibit A.

Force Majeure.  Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.

Gross Heating Value.  The number of Btus produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.  Hydrogen sulfide shall be deemed to have no heating value.

Indemnifying Party and Indemnified Party.  As defined in Article 10, below.

Interest(s).  Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, deed, lease, assignment, or otherwise, or arising from any pooling, unitization or communitization of any of the foregoing rights.

Losses.  Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

1

Mcf.  1,000 Cubic Feet.

MMBtu.  1,000,000 Btus.

MMcf.  1,000,000 Cubic Feet.

Processing Plant Fuel.  Gas utilized as fuel or power in the Processing Plant, including lost and unaccounted for Gas (L&U), which is deducted in determining Net Delivered Volume.

Taxes.  All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.

ARTICLE 2:  PROCESSING CUSTOMER COMMITMENTS

2.1.          Processing Customer hereby commits and agrees to deliver at the Receipt Point(s) Gas attributable to Interests now owned, controlled or hereafter acquired by Processing Customer in the Dedicated Area, including all Gas from the Dedicated Area which Processing Customer has the right to process.

2.2.          Processing Customer shall keep Processor timely informed with respect to Processing Customer’s volume forecasts and shall provide reasonable advance notice to Processor of any scheduled adjustments.

ARTICLE 3:  OPERATION OF PROCESSOR’S FACILITIES

3.1.          Subject to the other provisions of this Agreement, Processor shall receive into the Processing Plant all Gas, when tendered in accordance with this Agreement, that Processing Customer commits and agrees to deliver under the provisions of Section 1(a) of the Agreement and that meets the otherwise applicable conditions under this Agreement.

ARTICLE 4:  RECEIPT POINTS AND CONDITIONS — INTENTIONALLY OMITTED

ARTICLE 5:  GAS QUALITY

5.1.          Gas delivered by Processing Customer to the Questar Receipt Point(s) shall:

a.             be commercially free from dust, gum, gum-forming constituents, liquid hydrocarbons, free water, diluent, and other liquids and solids;

b.             contain not more than 10 parts per million by volume of oxygen, and Processing Customer shall make every effort to keep Gas free from oxygen;

c.             contain not more than ¼ grain(s) of hydrogen sulfide per 100 Cubic Feet of Gas;

d.             contain not more than one grain(s) of total sulfur, including, but not limited to, sulfur in hydrogen sulfide and mercaptans, per 100 Cubic Feet of Gas;

e.             contain not more than 3% by volume total inerts, including but not limited to nitrogen and carbon dioxide;

f.              contains not more than 2% by volume carbon dioxide;

g.             have a temperature not greater than 120°F, nor less than 40°F;

h.             contain not more than 7 pounds per Mcf of water vapor;

i.              not contain measurable quantities of mercury;

j.              have a Gross Heating Value of not less than 1080 BTU per Cubic Foot;

k.             with the exception of Btu content and CHDP specifications, not exceed any of the specifications of the downstream pipelines at the Redelivery Points as they may exist from time to time.

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l.              not contain other objectionable substances, including, but not limited to, polychlorinated biphenyls, which may be injurious to pipelines, people, property, or the environment which may interfere with its transportation or makes the Gas unmarketable or unacceptable at any Redelivery Point.

5.2.          If Gas tendered by Processing Customer should fail to meet any one or more of the above specifications from time to time, then:

a.             Processor may accept delivery of the non-conforming Gas from Questar at the Plant Receipt Point, and such receipt shall not be construed as a waiver or change of standards for future Gas volumes; or

b.             Processor may, at its sole discretion, direct Questar to cease receiving the non-conforming Gas from Processing Customer, and notify Processing Customer that Questar has, or will, cease receiving the non-conforming Gas at the Questar Receipt Point.

5.3.          If the Gas as delivered at the Questar Receipt Point contains contaminants not in conformance with the specifications in Section 5.1., Processing Customer shall be responsible for, and shall reimburse Processor for all actual expenses, damages and costs resulting from Delivery of such Gas by Questar at the Plant Receipt Point without regard to whether the Gas so delivered conforms with the specifications in Section 5.1.

ARTICLE 6:  MEASUREMENT EQUIPMENT AND PROCEDURES

6.1.          The volume of Gas will be measured by a primary and secondary measurement device that is accepted by industry, state, and federal regulatory agencies.  The most common primary devices are orifice or ultrasonic meter tubes.  These devices shall comply with the American Petroleum Institute - Manual of Petroleum Measurement Standards, 14.3, American Gas Association Report No. 3, and Report No. 9, (Latest Revisions) where applicable.  The secondary measurement device shall be an electronic flow meter (“EFM”) that includes a temperature recording system.  The EFM shall meet and be capable of performing volume calculations according to the current standards prescribed in the American Gas Association Report No. 3, Orifice Metering of Natural Gas and Other Hydrocarbon Fluids, Parts 1-4, and shall comply with the American Petroleum Institute — Manual of Petroleum Measurement Standards, Chapter 21, Section 1 — Electronic Gas Measurement, (Latest Revisions).

6.2.          The unit of volume for measurement of Gas delivered hereunder shall be one thousand (1,000) Cubic feet of Gas at a base temperature of sixty degrees Fahrenheit (60°F) and at an absolute pressure base of 14.73 psia.

6.3.          For purposes of measurement hereunder, the atmospheric (barometric) pressure shall be the average actual atmospheric pressure for the geographical area as determined by the Processor.  If the pressure transmitter being used is capable of measuring actual atmospheric pressure, then actual atmospheric pressure may be used.

6.4.          Processor shall determine the Gas stream composition, specific gravity, and gross Heating Values based on any of the following:  spot samples, composite samples, on-line Gas chromatograph analysis or portable Gas chromatograph analysis.  The component analysis of the Gas shall be performed by Gas chromatography in accordance with GPA 2261 and 2172 or any pertinent revisions thereto or replacements thereof.  Gas samples shall be obtained in accordance with the procedures set forth in the Gas Processor’s Association Standard 2166 (Latest Revision) “Obtaining Natural Gas Samples for Analysis by Gas Chromatography” and American Petroleum Institute 14.1 Section 1 (Latest Revision).

6.5.          The sampling frequency will be no less than semi-annually or more often if deemed necessary by Processor.

6.6.          Tests for oxygen, carbon dioxide, sulphur, and hydrogen sulfide content of the Gas delivered hereunder shall be made as often as

3

deemed necessary by Processor, by means commonly used and accepted in the industry.

6.7.          Deviation from Boyle’s Law at the pressure, specific gravities and temperatures upon delivery shall be calculated by the NX-19 as outlined or described in the American Gas Association Report “Manual for the Determination of Super Compressibility” or AGA 8, Gross or Detail methods as outlined or described in the AGA Report No. 8 entitled “Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases”.

6.8.          All measuring equipment, housing, devices, and materials shall be of standard manufacture and will, with all related equipment, appliances, and buildings, be maintained and operated by Processor at Processor’s expense.  All testing equipment shall be provided by Processor at Processor’s expense.

6.9.          Processing Customer may, at its option and expense, install and operate check meters to monitor Processor’s meters.  Such meters shall be for check purposes only and shall not be used in the measurement of Gas for the purposes of this Agreement except as provided for in this Agreement.  The installation and operation thereof shall be done entirely by Processing Customer and shall not interfere in any way with the operation of Processor’s meter.  The use of a share bar tubing system shall not be permitted.  Processing Customer shall also have the right to access, for monitoring purposes, data at Processor’s Receipt Point(s) meters by way of a Supervisory Control and Data Acquisition system, so long as the same does not interfere with Processor’s System.

6.10.        Processor’s custody meters shall be tested and calibrated by Processor semi-annually or more often if deemed necessary by Processor.  If Processing Customer desires to witness any of the tests provided for herein, Processing Customer shall so advise Processor in writing.  If Processing Customer has so advised Processor, then Processor shall give Processing Customer sufficient notice in advance of such tests so that Processing Customer may have its representative present to observe adjustments, if any, which are made.

6.11.        When any test shows an error of more than two percent (2%) in measurement, correction shall be made for the period during which the measurement instruments were in error first by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations or second by using the registration of Processing Customer’s check meter, if installed and registering accurately.  If neither such method is feasible, correction shall be made by estimating the quantity and quality delivered, based upon deliveries under similar conditions during a period of time when the equipment was registering accurately.  If the period during which the measurement was in error cannot be ascertained, correction shall be made for one-half (1/2) of the period elapsed since the last date of test, and the measuring instrument shall be adjusted immediately to measure accurately.

6.12.        Production equipment upstream of the Receipt Point(s) shall be designed and operated in a manner that will not interfere with acceptable measurement standards.  If such interference is detected, Processor shall notify Processing Customer and Processing Customer shall have sixty (60) Days to correct or cause to be corrected the problems causing measurement errors due to pulsation, vibration, or harmonic wave distortion caused by compressors, pumps, or other production equipment upstream of the Receipt Point(s).  Volume inaccuracies greater than or equal to one half of one percent (1/2%) that are found to be the result of pulsation, vibration, or harmonic wave distortion caused by compressors, pumps, or other production equipment upstream of the Receipt Point(s) will be corrected and adjustments made back to the point in time when the inaccuracies first occurred.

6.13.        With respect to the measurement of Gas under this Agreement, Processor and Processing Customer shall have the right to inspect equipment installed or furnished by the other, and the charts and other measurement or testing data of the other, at all times during business

4

hours, but the reading, calibration, and adjustment of such equipment and changing of charts shall be done only by the Party owning such equipment.  Each Party shall preserve all original test data, charts and other similar records in such Party’s possession, for a period of at least two (2) years or the time required by any governmental agency, whichever is greater.  Upon written request by either Party, all such data, charts, and other similar records will be made available to the requesting Party, subject to return within sixty (60) Days after receipt thereof.

ARTICLE 7:  ALLOCATIONS — INTENTIONALLY OMITTED

ARTICLE 8:  PAYMENTS

8.1.          Processor shall provide Processing Customer with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.

8.2.          Any sums due Processor under this Agreement shall be paid no later than 15 days following the date of the statement furnished under 8.1., above.  Late payments shall accrue interest at the rate of 1.5% per month until paid.  If Processing Customer is more than 10 days late in making any payment or if Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Processing Customer (including, without limitation, a material change in the creditworthiness of Processing Customer), then in addition to all other rights and remedies of Processor, Processor may (i) sell for Processing Customer’s account Residue Gas otherwise deliverable to Processing Customer pursuant to this Agreement and apply amounts received against Processing Customer’s account, (ii) setoff amounts owing by Processor or its Affiliates to Processing Customer pursuant to this Agreement or any other agreement against amounts owing by Processing Customer to Processor pursuant to this Agreement; or (iii) cease processing Processing Customer’s Gas until Processing Customer’s account is brought current, with interest.

8.3.          Any sums due Processing Customer under this Agreement shall be paid no later than the last day of the Accounting Period following the Accounting Period for which the payment is due.  During any Accounting Period, if Processing Customer owes any amounts to Processor under this Agreement, Processor may deduct those amounts from the amounts otherwise due Processing Customer hereunder before making payment to Processing Customer.

8.4.          Either Party, on 60 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement.  The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Dedication Area and the Processing Plant, and shall be limited to the 24-month period immediately prior to the month in which the audit is requested. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months.  All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is not made within 90 days after the audit is requested, shall be conclusively deemed true and correct and shall be final for all purposes.  To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such applicable statutes of limitations.

8.5.          If Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Processing Customer (including,

5

without limitation, the occurrence of a material change in the creditworthiness of Processing Customer), Processor may demand Adequate Assurance of Performance, which shall be furnished within five (5) Days of such demand. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to Processor, including, but not limited to, a standby irrevocable letter of credit, a prepayment, or a performance bond or guaranty (from an issuer of such security acceptable to Processor).

ARTICLE 9:  FORCE MAJEURE

9.1.          In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence.  The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event.  The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.

ARTICLE 10:  LIABILITY AND INDEMNIFICATION

10.1.        As among the Parties hereto, Processing Customer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Point, and after any portion of the Residue Gas is redelivered to or for the account of Processing Customer at the Redelivery Point.

10.2.        As among the Parties hereto, Processor and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Plant Receipt Point and until any portion of the Residue Gas is redelivered to or for the account of Processing Customer at the Redelivery Point.

10.3.        Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to:  (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Gas.

ARTICLE 11:  TITLE

11.1.        Processing Customer represents and warrants that it owns, or has the right to commit, all Gas committed under this Agreement and to deliver that Gas to the Plant Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims.  Processing Customer hereby indemnifies Processor against and holds Processor harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.

11.2.        Title to all Gas, including all constituents thereof, shall remain with Processing Customer at all times; provided, however, that title to all Gas retained by Processor and not redelivered to Processing Customer hereunder (including all Plant Products entrained in such Gas and recovered in the Processing Plant) shall pass to Processor at the Plant Receipt Point.

6

ARTICLE 12:  UNPROFITABLE GAS OR OPERATIONS

12.1.        In the event it has become unprofitable for Processor to (A) continue to receive Processing Customer’s Gas at the Plant Receipt Point, or (B) continue to operate its Processing Plant (or any portion thereof), in each case for a period of at least 2 consecutive Accounting Periods, and Processor reasonably determines that the unprofitable receipt of Gas or operation of its Processing Plant will likely continue, Processor shall have the right to give Processing Customer a written notice of unprofitability, which notice shall include sufficient documentation to substantiate the claim of unprofitability.

12.2.        The Parties shall attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the Plant Receipt Point.  If the Parties cannot agree on those terms within 30 days following the notice of unprofitability, then either Party may terminate this Agreement.  If the unprofitable circumstances affect the operation of the Processing Plant, Processor may terminate this Agreement upon the expiration of 30 days following the written notice of unprofitable operations.

12.3.        If Processor determines in good faith that the aggregate quantity of Gas tendered for processing in any period is less than the minimum rate at which the processing equipment to which such Gas would be allocated capacity under Section 5(b)(3) and (4) of the Agreement may be operated economically, Processor may decline to operate such processing equipment until the rate at which Gas is tendered for processing by such equipment exceeds such minimum economic rate.

12.4.        If, following the conversion of ML 40 to a high CHDP Gas line, FERC orders or approves a further change to Questar’s minimum Btu or CHDP standards applicable to ML 40, and Processor determines in good faith that such change could result in a decrease in the quantity or composition of entrained natural gas liquids, or in an increase in inert gases or contaminants, in the Gas delivered to the Plant Receipt Point, Processor shall have the right to terminate this Agreement.  Processor shall provide thirty (30) days notice to Processing Customer prior to termination of this Agreement.

ARTICLE 13:  ROYALTY AND TAXES

13.1.        Processing Customer shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds.  In no event will Processor have any obligation to those persons due any of those proceeds of production attributable to the Gas under this Agreement.

13.2.        Processing Customer shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement which apply to the Gas prior to delivery of the Gas to Processor.  Processor shall under no circumstances become liable for those Taxes.

13.3.        Processing Customer hereby agrees to defend and indemnify and hold Processor harmless from and against any and all Losses, arising from the payments made by Processing Customer in accordance with Sections 13.1. and 13.2., above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.

ARTICLE 14:  RIGHTS-OF-WAY. — INTENTIONALLY OMITTED

ARTICLE 15:  MISCELLANEOUS

15.1.        The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

15.2.        THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND

7

ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.  This Agreement shall (except for the covenants running with the land set forth above) further be construed in accordance with the Uniform Commercial Code as from time to time in effect in that State; provided, if any provisions of this Agreement contradict, vary or are inconsistent with the applicable provisions of the Uniform Commercial Code or other applicable law, then, to the extent permitted by law, the applicable provisions of this Agreement shall constitute a waiver of the those provisions of the Uniform Commercial Code or other applicable law.

15.3.        This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Processing Customer’s Interests covered by this Agreement.  No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party.  Further, if Processing Customer is the assigning or transferring Party, Processing Customer shall notify its assignee of the existence of this Agreement and obtain the ratification required above, prior to such assignment.  No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.

15.4.        The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.

15.5.        In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.

15.6.        Any change, modification, amendment or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

15.7.        This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

15.8.       NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, INCIDENTAL SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

8

LIST OF EXHIBITS

EXHIBIT A	RECEIPT POINTS AND DEDICATION AREA

EXHIBIT B	REDELIVERY POINTS

EXHIBIT C	NOMINATION AND BALANCING PROCEDURES

EXHIBIT A

Attached to and Made a Part of that Certain

Gas Processing Agreement

between

GASCO ENERGY INC., as “Processing Customer”

and

Chipeta Processing LLC, as “Processor”

Dated:  September 21, 2011

RECEIPT POINTS AND DEDICATION AREA

Receipt Points:

Processing Plant inlet meter.

Dedication Area:

The Lands covered by this Agreement shall include all Producer’s interest in the following:

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
All	24	10 South	14 East	Duchesne/Utah
N2, N2S2	25	10 South	14 East	Duchesne/Utah
All	26	10 South	14 East	Duchesne/Utah
All	36	10 South	14 East	Duchesne/Utah
All	2	10 South	15 East	Duchesne/Utah
SE, S2NE	3	10 South	15 East	Duchesne/Utah
E2	10	10 South	15 East	Duchesne/Utah
S2	11	10 South	15 East	Duchesne/Utah
All	12	10 South	15 East	Duchesne/Utah
All	13	10 South	15 East	Duchesne/Utah
All	14	10 South	15 East	Duchesne/Utah
E2	15	10 South	15 East	Duchesne/Utah
All	16	10 South	15 East	Duchesne/Utah
NENE	19	10 South	15 East	Duchesne/Utah
All	21	10 South	15 East	Duchesne/Utah
W2 excluding W2NW	22	10 South	15 East	Duchesne/Utah
E2NE, E2SE	23	10 South	15 East	Duchesne/Utah
All	24	10 South	15 East	Duchesne/Utah
All	25	10 South	15 East	Duchesne/Utah
S2 excluding E2NW, NE	27	10 South	15 East	Duchesne/Utah
All	28	10 South	15 East	Duchesne/Utah
W2SW	30	10 South	15 East	Duchesne/Utah
All excluding E2SE	31	10 South	15 East	Duchesne/Utah
All	32	10 South	15 East	Duchesne/Utah
N2, N2S2	33	10 South	15 East	Duchesne/Utah
N2 excluding NWNE, N2S2	34	10 South	15 East	Duchesne/Utah

1

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
All	36	10 South	15 East	Duchesne/Utah
All	2	11 South	15 East	Duchesne/Utah
SE	3	11 South	15 East	Duchesne/Utah
All	5	11 South	15 East	Duchesne/Utah
All	6	11 South	15 East	Duchesne/Utah
All	7	11 South	15 East	Duchesne/Utah
All	8	11 South	15 East	Duchesne/Utah
All	9	11 South	15 East	Duchesne/Utah
All	10	11 South	15 East	Duchesne/Utah
NW	11	11 South	15 East	Duchesne/Utah
All	13	11 South	15 East	Duchesne/Utah
All	14	11 South	15 East	Duchesne/Utah
W2	15	11 South	15 East	Duchesne/Utah
All	16	11 South	15 East	Duchesne/Utah
All	17	11 South	15 East	Duchesne/Utah
All	18	11 South	15 East	Duchesne/Utah
All	19	11 South	15 East	Duchesne/Utah
All	20	11 South	15 East	Duchesne/Utah
All	21	11 South	15 East	Duchesne/Utah
All excluding W2SW	22	11 South	15 East	Duchesne/Utah
All	23	11 South	15 East	Duchesne/Utah
All	24	11 South	15 East	Duchesne/Utah
All	25	11 South	15 East	Duchesne/Utah
All	26	11 South	15 East	Duchesne/Utah
All	27	11 South	15 East	Duchesne/Utah
N2, S2 excluding SWSE, NESE	28	11 South	15 East	Duchesne/Utah
All	29	11 South	15 East	Duchesne/Utah
All	30	11 South	15 East	Duchesne/Utah
N2, N2SE	31	11 South	15 East	Duchesne/Utah
N2, N2S2 excluding NESE	32	11 South	15 East	Duchesne/Utah
All	34	11 South	15 East	Duchesne/Utah
All	35	11 South	15 East	Duchesne/Utah
All	36	11 South	15 East	Duchesne/Utah
All	1	11 South	16 East	Duchesne/Utah
All	3	11 South	16 East	Duchesne/Utah

2

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
All	4	11 South	16 East	Duchesne/Utah
All	5	11 South	16 East	Duchesne/Utah
S2, N2 excluding SENE, SENW	6	11 South	16 East	Duchesne/Utah
All excluding NE	8	11 South	16 East	Duchesne/Utah
All excluding NE	9	11 South	16 East	Duchesne/Utah
All	10	11 South	16 East	Duchesne/Utah
W2	12	11 South	16 East	Duchesne/Utah
SW	13	11 South	16 East	Duchesne/Utah
S2	14	11 South	16 East	Duchesne/Utah
S2	15	11 South	16 East	Duchesne/Utah
All	16	11 South	16 East	Duchesne/Utah
All	17	11 South	16 East	Duchesne/Utah
All	18	11 South	16 East	Duchesne/Utah
All	19	11 South	16 East	Duchesne/Utah
All	20	11 South	16 East	Duchesne/Utah
All	21	11 South	16 East	Duchesne/Utah
All	22	11 South	16 East	Duchesne/Utah
All	23	11 South	16 East	Duchesne/Utah
All	24	11 South	16 East	Duchesne/Utah
All	27	11 South	16 East	Duchesne/Utah
All	28	11 South	16 East	Duchesne/Utah
All	29	11 South	16 East	Duchesne/Utah
All	30	11 South	16 East	Duchesne/Utah
All	31	11 South	16 East	Duchesne/Utah
All	32	11 South	16 East	Duchesne/Utah
All excluding N2SE, SWSE	36	11 South	16 East	Duchesne/Utah
SW excluding SESW	25	9 South	16 East	Duchesne/Utah
All excluding SENE, N2NE, and SWSW	26	9 South	16 East	Duchesne/Utah
NESE, NE Excluding SWNE	35	9 South	16 East	Duchesne/Utah
SW excluding SESW, N2, N2SE	1	10 South	17 East	Duchesne/Utah
All	3	10 South	17 East	Duchesne/Utah

3

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
All	4	10 South	17 East	Duchesne/Utah
All	5	10 South	17 East	Duchesne/Utah
All	6	10 South	17 East	Duchesne/Utah
All	7	10 South	17 East	Duchesne/Utah
All	8	10 South	17 East	Duchesne/Utah
All	9	10 South	17 East	Duchesne/Utah
All	10	10 South	17 East	Duchesne/Utah
NE, SW, S2SE	12	10 South	17 East	Duchesne/Utah
All	13	10 South	17 East	Duchesne/Utah
S2	14	10 South	17 East	Duchesne/Utah
S2	15	10 South	17 East	Duchesne/Utah
All	16	10 South	17 East	Duchesne/Utah
All	17	10 South	17 East	Duchesne/Utah
All	18	10 South	17 East	Duchesne/Utah
All	19	10 South	17 East	Duchesne/Utah
All	20	10 South	17 East	Duchesne/Utah
All	21	10 South	17 East	Duchesne/Utah
All	22	10 South	17 East	Duchesne/Utah
All	23	10 South	17 East	Duchesne/Utah
All	24	10 South	17 East	Duchesne/Utah
All	25	10 South	17 East	Duchesne/Utah
All	26	10 South	17 East	Duchesne/Utah
All	27	10 South	17 East	Duchesne/Utah
All	28	10 South	17 East	Duchesne/Utah
All	29	10 South	17 East	Duchesne/Utah
All	30	10 South	17 East	Duchesne/Utah
All	31	10 South	17 East	Duchesne/Utah
All	32	10 South	17 East	Duchesne/Utah
All	33	10 South	17 East	Duchesne/Utah
All	34	10 South	17 East	Duchesne/Utah
All	35	10 South	17 East	Duchesne/Utah
All	36	10 South	17 East	Duchesne/Utah
All	1	11 South	17 East	Duchesne/Utah
All	2	11 South	17 East	Duchesne/Utah
All	3	11 South	17 East	Duchesne/Utah
All	4	11 South	17 East	Duchesne/Utah
All	5	11 South	17 East	Duchesne/Utah
S2	6	11 South	17 East	Duchesne/Utah

4

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
All	7	11 South	17 East	Duchesne/Utah
All	8	11 South	17 East	Duchesne/Utah
All	9	11 South	17 East	Duchesne/Utah
W2	10	11 South	17 East	Duchesne/Utah
All	11	11 South	17 East	Duchesne/Utah
N2, SW	12	11 South	17 East	Duchesne/Utah
NW, W2SW	13	11 South	17 East	Duchesne/Utah
All	14	11 South	17 East	Duchesne/Utah
All	15	11 South	17 East	Duchesne/Utah
All	16	11 South	17 East	Duchesne/Utah
All	17	11 South	17 East	Duchesne/Utah
N2	18	11 South	17 East	Duchesne/Utah
N2N2	19	11 South	17 East	Duchesne/Utah
N2 excluding SWNW	21	11 South	17 East	Duchesne/Utah
All	22	11 South	17 East	Duchesne/Utah
N2, N2S2	23	11 South	17 East	Duchesne/Utah
N2S2, NW, S2NE	24	11 South	17 East	Duchesne/Utah
All	32	11 South	17 East	Duchesne/Utah
All	36	11 South	17 East	Duchesne/Utah
All	2	12 South	17 East	Carbon/Utah
W2W2	3	12 South	17 East	Carbon/Utah
E2	4	12 South	17 East	Carbon/Utah
E2, E2W2	8	12 South	17 East	Carbon/Utah
N2	9	12 South	17 East	Carbon/Utah
W2W2	10	12 South	17 East	Carbon/Utah
S2, SENE	21	11 South	18 East	Uintah/Utah
All	32	11 South	18 East	Uintah/Utah
All	25	9 South	18 East	Uintah/Utah
All	26	9 South	18 East	Uintah/Utah
All	27	9 South	18 East	Uintah/Utah
S2	33	9 South	18 East	Uintah/Utah
All	36	9 South	18 East	Uintah/Utah
All	16	9 South	19 East	Uintah/Utah
E2, NW, S2SE	17	9 South	19 East	Uintah/Utah
SW, SE excluding SESE	18	9 South	19 East	Uintah/Utah
All excluding

5

QUARTER	SECTION	TOWNSHIP	RANGE	COUNTY/STATE
SESE	19	9 South	19 East	Uintah/Utah
All	20	9 South	19 East	Uintah/Utah
All	21	9 South	19 East	Uintah/Utah
All	22	9 South	19 East	Uintah/Utah
All	23	9 South	19 East	Uintah/Utah
All	27	9 South	19 East	Uintah/Utah
All	28	9 South	19 East	Uintah/Utah
All	29	9 South	19 East	Uintah/Utah
All excluding NWNW	30	9 South	19 East	Uintah/Utah
All	31	9 South	19 East	Uintah/Utah
All	32	9 South	19 East	Uintah/Utah
All	33	9 South	19 East	Uintah/Utah
All	34	9 South	19 East	Uintah/Utah
All	35	9 South	19 East	Uintah/Utah
All	36	9 South	19 East	Uintah/Utah
SE, NWNW	3	10 South	19 East	Uintah/Utah
W2	4	10 South	19 East	Uintah/Utah
All	5	10 South	19 East	Uintah/Utah
All	6	10 South	19 East	Uintah/Utah
All	7	10 South	19 East	Uintah/Utah
All	8	10 South	19 East	Uintah/Utah
All	9	10 South	19 East	Uintah/Utah
NW	10	10 South	19 East	Uintah/Utah
All	15	10 South	19 East	Uintah/Utah
All	16	10 South	19 East	Uintah/Utah
E2	17	10 South	19 East	Uintah/Utah
All	21	10 South	19 East	Uintah/Utah
All	23	10 South	19 East	Uintah/Utah
All	12	9 South	19 East	Uintah/Utah
All	13	9 South	19 East	Uintah/Utah
W2SE, E2SW	8	9 South	20 East	Uintah/Utah

6

EXHIBIT B

Attached to and made a part of that certain

Gas Processing Agreement

between

GASCO ENERGY INC., as “Processing Customer”

and

Chipeta Processing LLC, as “Processor”

Dated:  September 21, 2011

REDELIVERY POINTS

Point of interconnect with Colorado Interstate Gas Company (CIG).

Point of interconnect with the Wyoming Interstate Company (WIC) Kanda Lateral.

Point of interconnect with Questar Pipeline Company.

1

EXHIBIT C

Attached to and made a part of that certain

Gas Processing Agreement

between

GASCO ENERGY INC., as “Processing Customer”

and

Chipeta Processing LLC, as “Processor”

(Anadarko Uintah Midstream “AUM” will perform all

Nomination and Balancing Procedures for Processor.)

Dated:  September 21, 2011

NOMINATION AND BALANCING PROCEDURES

Capitalized terms in this Exhibit have the meaning given to them under the Gas Processing Agreement.

1.                                      PROCESSING CUSTOMER’S OBLIGATION TO TAKE IN-KIND

1.1.                              Processing Customer shall at all times have the obligation for receiving its share of Residue Gas at the Redelivery Point and arranging for the transportation, marketing or further disposition of that Residue Gas on a daily basis.

2.                                      NOMINATION PROCEDURES

2.1.                              Pursuant to the terms of this Agreement, the Nomination Procedures detailed in this Exhibit will be utilized to cover all nominations made by Processing Customer in respect of the Processing Plant.  All nominations must be made by either Processing Customer or the authorized agent of Processing Customer.  The objective of the Parties is to minimize imbalances affecting Processing Customer’s Residue Gas and sustain the flow of Gas through the Plant.  Should transporters receiving Processing Customer’s Residue Gas revise nomination requirements in a manner that conflicts with the nomination procedures herein, the Parties agree to negotiate changes to the nomination procedures herein as are reasonably required.

3.                                      MONTHLY SCHEDULING OF GAS

3.1.                              By 1:00 p.m. Mountain Time (MT), at least five (5) business days prior to the start of each Accounting Period or initial delivery of Gas, Processing Customer will inform the Gas Control Department (GCD) of the amount of Gas to be delivered by Processing Customer at the Plant Receipt Point and of Processing Customer’s nomination for Residue Gas to be delivered at the Redelivery Point.  Such nomination shall be submitted to AUM in a form available upon request from AUM.  AUM nomination forms may include other information required by AUM to confirm the nomination(s) of Processing Customer.  Incomplete nominations will not be accepted.

3.2.                              By 1:00 p.m. MT, four (4) business days prior to the start of each Accounting Period or initial delivery of Gas, AUM will notify Processing Customer if the nomination from Processing Customer specified above is different from the volume that AUM will confirm at the Redelivery Point on behalf of Processing Customer.  AUM will use its best efforts to work closely with Processing Customer

1

to arrive at a confirmed nomination that best estimates Processing Customer’s current production adjusted for relief of existing imbalance, if any.  Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.

3.3.                              If, following the initial nomination, AUM determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFMs, and pipeline confirmations, that Processing Customer should adjust its nominations, then AUM will not be required to confirm any nomination that is greater or less than AUM’s estimate of Processing Customer’s Residue Gas availability, and AUM will notify Processing Customer and Processing Customer will be required to adjust nominations in accordance with AUM’s request.  Failure by Processing Customer to adjust said nominations may result in AUM reducing Processing Customer’s nominations with the downstream pipeline or a rejection of receipts of Processing Customer’s Gas from Questar at the Plant Receipt Point in order to balance Gas flow with nominations.  The Parties will use their best efforts to keep Processing Customer’s Residue Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust nominations.

4.                                      DAILY SCHEDULING OF GAS

4.1.                              Daily nomination changes must be conveyed by facsimile to the GCD on a completed nomination form, or such other form acceptable to AUM, by 6:00 a.m. Mountain Standard Time on the business day prior to the effective date of that nomination.  All nominations are subject to confirmation by AUM.

4.2.                              If, following any daily nomination, AUM determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFMs, and pipeline confirmations, that Processing Customer should adjust its nomination, then AUM will not be required to confirm any nomination that is greater or less than AUM’s estimate of Processing Customer’s Gas availability, except as may be necessary to correct any imbalance which may be determined to exist at that time, and AUM will notify Processing Customer and Processing Customer will be required to adjust its nomination in accordance with AUM’s request.  The Parties will use their best efforts to keep Processing Customer’s Residue Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust a nomination.

4.3.                              Processing Customer will promptly advise AUM when Processing Customer’s market(s) or other dispositions of Processing Customer’s Residue Gas are interrupted or curtailed and Processing Customer shall change its nominations accordingly.

5.                                      BALANCING PROCEDURES

5.1.                              Processing Customer will inform AUM of the amount of Gas to be delivered by Processing Customer at the Plant Receipt Point and of Processing Customer’s nomination for Residue Gas to be delivered at the Redelivery Point, in accordance with the nomination procedures described above, as same may be amended from time to time.  In the event that Processing Customer does not, on a daily basis, arrange for the transportation and disposition of its Residue Gas at the Redelivery Point, or if Processing Customer nominates Residue Gas volumes in a greater or lesser amount than Processing Customer’s Residue Gas at the Redelivery Point, then a condition of imbalance shall exist.  A “Positive Imbalance” is the volume by which Processing Customer’s Residue Gas exceeds the confirmed nominated pipeline Residue Gas volume disposed of by Processing Customer or the authorized agent of Processing Customer.  A “Negative Imbalance” is the volume by which Processing Customer’s Residue Gas is less than the confirmed nominated pipeline Residue Gas volume disposed of by Processing Customer or the authorized agent of Processing Customer.  AUM and

2

Processing Customer shall work to minimize any imbalance and agree to exchange pertinent information in writing in good faith in an attempt to minimize the imbalance. As soon as practicable AUM shall provide Processing Customer written notice that Processing Customer has a condition of imbalance during any Accounting Period, and Processing Customer shall take immediate corrective action to conform Processing Customer’s nominations to Processing Customer’s physical flows adjusted for relief of existing imbalance, if requested by AUM.  Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.

5.2.                              In the event a Positive Imbalance exists at any time during any Accounting Period which is not reasonably within the control of AUM (provided, in no event will AUM have any obligation to secure markets for Processing Customer’s Residue Gas in order to eliminate or reduce an imbalance), and that is greater than 5% of Processing Customer’s current nomination for that Accounting Period, at any time during the Accounting Period and after 2 days notice and opportunity for Processing Customer to correct same, AUM, at its sole discretion may sell Processing Customer’s Positive Imbalance at a price commensurate with prices generally available at the time of the sale, and remit the proceeds, if any, to Processing Customer, less any transportation, compression, or storage charges assessed AUM, and less a $0.10/MMBtu marketing fee charged to Processing Customer by AUM.

5.3.                              AUM shall have the option to “cash out” any Positive Imbalance or Negative Imbalance existing at the end of any Accounting Period, which is not reasonably within the control of AUM, and which is a result of Processing Customer’s failure to fulfill obligations described in this Exhibit “C”, and adjust the imbalance to zero.  If AUM elects to exercise such option, AUM will purchase from Processing Customer the Positive Imbalance, and AUM will sell to Processing Customer the Negative Imbalance, for a price determined from the following schedule:

Tier	Positive Imbalance Level	Price
1	Imbalance up to 5% of Processing Customer’s Residue Gas	100% of Index Price
2	Incremental Imbalance greater than 5% of Processing Customer’s Residue Gas	70% of Index Price

	Negative Imbalance Level	Price
1	Imbalance up to 5% of Processing Customer’s Residue Gas	100% of Index Price
2	Incremental Imbalance greater than 5% of Processing Customer’s Residue Gas	130% of Index Price

Where the “Index Price” is the “Inside FERC’s GAS MARKET REPORT, Prices of Spot Gas Delivered to Pipelines” index for Colorado Interstate Gas Company, Rocky Mountains minus eighteen cents ($0.18) per MMBtu, in the first publication of the applicable month; provided, however, the Price to “cash out” that portion of Processing Customer’s imbalance that results from an act or omission by AUM, or from a Force Majeure event, regardless of the imbalance level, shall be the Tier 1 prices from the above schedule, and, after subtracting that portion of Processing Customer’s imbalance that results from an act or omission by AUM, or from a Force Majeure event, the Price to “cash out” any remaining imbalance shall be determined in accordance with the above schedule.

5.4.                              AUM shall invoice Processing Customer for Processing Customer’s proportional share of any or all imbalance or variance penalties, which are caused in total or in part by Processing Customer or the authorized agent of Processing Customer, that may be imposed or levied by the residue pipelines at the Redelivery Point.

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5.5.                              Should transporters receiving Processing Customer’s Residue Gas revise their balancing requirements in a manner that conflicts with the balancing procedures herein, the Parties agree to negotiate changes to the balancing procedures herein as are reasonably required.

6.                                       COMMUNICATION WITH GAS CONTROL DEPARTMENT

6.1.                              Communication with the GCD should be directed as follows:

Anadarko Uintah Midstream

Attention:  Northern Region Gas Control Department

1099 18th Street, Suite 1800

Denver, CO  80202-1955

Telephone:  (720) 929-6204

8:00 a.m. to 5:00 p.m. MT

Facsimile:  (720) 929-7204

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Exhibit C

Questar Wet Line Agreement

FIRST REVISED PRECEDENT AGREEMENT FOR

FIRM TRANSPORTATION SERVICE

ON

QUESTAR PIPELINE COMPANY’S

UINTA BASIN TRANSPORTATION PROJECT

This Precedent Agreement for Firm Transportation Service (Agreement) is made and entered on this date September 20, 2011, by and between Questar Pipeline Company (Questar) and Gasco Production Company, (Shipper).  Questar and Shipper may be referred to as the “Parties” or individually as a “Party.”

The Parties Represent as follows:

A.                       Questar owns and operates an interstate natural gas transmission system subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC); and

B.                        Questar  initiated an open season on January 20, 2011 (Open Season) for Shippers desiring firm transportation service on Questar’s Uinta Basin Transportation Project (Project) to provide transportation to third party processing plants, and

C.                               Shipper requested firm transportation during Questar’s Open Season.

D.                             Questar and Shipper are willing to execute a transportation service agreement (TSA) for firm transportation service subject to the terms and conditions of this Agreement.

The Parties Agree as Follows:

ARTICLE 1

FIRM TRANSPORTATION SERVICE COMMITMENT

1.1                                    In response to the Open Season, Shipper has requested a TSA for the transportation service described on Exhibit A.

1.2                                    Questar shall use reasonable efforts to construct the facilities necessary to provide the transportation service requested by Shipper and have them placed into service by April  1, 2012.  The commencement date under the TSA shall be the date that the service becomes available.

1.3                                    Questar’s obligation to provide the requested service is subject to: (i) Questar’s receipt of FERC approval for any  tariff modifications necessary to provide the requested service,  (ii) Questar management’s ongoing consent and approval to proceed with the project, in its sole discretion, (iii) Questar’s receipt of all necessary governmental, private and regulatory approvals, permits and rights-of-way required to construct the facilities necessary to provide the services contemplated by this Agreement.   All of the foregoing approvals, permits and rights-of-way must be in a form

1

acceptable to Questar in its sole discretion.

1.4                                    By January 1, 2012, Questar shall notify Gasco in writing whether or not Questar, in its sole discretion, intends to proceed with the Project and provide the service contemplated by this Agreement. If Questar elects not to proceed, this Agreement will terminate effective thirty (30) days from such notice, unless such notice is rescinded by Questar within thirty (30) days. If Questar elects to proceed with the Project and provide the services contemplated by this Agreement, but the in-service date will occur after September 1, 2012, Questar will provide Shipper with an alternate projected in-service date. If the alternate in-service date is later than October 12, 2012, and the alternate in-service date is unacceptable to Gasco, then Gasco may terminate this Agreement by providing written notice to Questar not later than January 31, 2012. If either Party exercises its rights under Section 1.3, then neither Party shall have any liabilities or further obligations to the other Party.

1.5                                    Questar agrees to use commercially reasonable efforts to receive all required approvals, permits and rights-of-way to construct the facilities necessary to provide the service contemplated by this Agreement.  However, Questar will not be liable to Shipper for any damages for its inability or failure to construct the facilities or provide the services contemplated by this Agreement.

1.6                                    Prior to the service becoming available, Questar will tender  to Shipper a TSA in substantially the same form as Exhibit B attached hereto and made a part hereof.  The TSA will reflect the service provisions set forth on Exhibit A.  Shipper agrees to execute and return the TSA within fifteen days of being tendered by Questar for execution.

ARTICLE 2

TERMINATION

Unless terminated by Questar pursuant to Section 1.4, this Agreement will terminate on the effective in-service date of  the TSA  and thereafter Questar’s and Shipper’s rights and obligations related to firm transportation service on Questar’s interstate natural gas transmission system shall in all respects be subject to the terms and conditions of such TSA and Questar’s  Tariff.

ARTICLE 3

CREDITWORTHINESS

As a condition precedent to Questar’s performance of any of its obligations under this Agreement, Shipper must comply with Questar’s creditworthiness requirements as defined in Section 8 of Part 1 of Questar’s FERC Gas Tariff and Questar’s credit requirements for the construction of the project facilities to provide the firm transportation service.

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ARTICLE 4

SUCCESSION AND ASSIGNMENT

4.1                                 Any entity which shall become a successor to this Agreement by purchase, merger or consolidation shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

4.2                                 Either Questar or Shipper may, without relieving itself of its obligations under this Agreement, assign this Agreement to any entity or entities, with which it is affiliated, including without limitation any wholly owned subsidiary subject to satisfying Questar’s creditworthiness standards.  Otherwise, no assignment of this Agreement nor of any of the rights or obligations hereunder shall be effective without the express prior written consent of the other Party, which shall not be unreasonably withheld.  Shipper acknowledges and agrees that Questar may decline to consent to an assignment by Shipper to a party that does not or cannot demonstrate satisfaction of Questar’s creditworthiness tariff provisions.

4.3                                 Questar shall have the right to pledge this Agreement, or any and all of Questar’s rights there under, as security for any indebtedness incurred by Questar in connection with the financing or refinancing of Questar and to assign this Agreement in accordance with the terms and conditions of any agreement with third parties pertaining to any such indebtedness.

ARTICLE 5

NO THIRD PARTY BENEFICIARIES

This Agreement shall not create any rights in any third parties, and no provision shall be construed as creating any obligations for the benefit of, or right in favor of, any person or entity other than Questar or Shipper.

ARTICLE 6

NOTIFICATIONS AND COMMUNICATIONS

Except as otherwise provided herein, any notice contemplated or required by this Agreement shall be in writing, and shall be considered duly delivered when sent by registered or certified mail, or by telefacsimile, to the appropriate address set forth below, or at such other address as Questar or Shipper may from time to time designate by express written notice.

Questar Pipeline Company	Gasco Production Company
Attn: Director Business Development	Attn: David Burnett
180 East 100 South	8 Inverness East, Suite 100
Salt Lake City, Utah 84111	Englewood, Colorado 80112
P.O. Box 45360	Phone: (303) 483-0044
Salt Lake City, Utah 84145-0360	Fax: (303)483-0011
Phone: (801) 324-5349
Fax: (801) 324-2578

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ARTICLE 7

ENTIRE AGREEMENT

7.1                                 This Agreement contains the entire agreement between Questar and Shipper with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings and commitments, whether oral or written, concerning the subject matter hereof, and any and all such prior agreements, understandings and commitments are hereby deemed to be void and of no effect.

7.2                                 No amendments to or modifications of this Agreement shall be effective unless agreed upon in a written instrument executed by Questar and Shipper, which expressly refers to this Agreement.

ARTICLE 8

GOVERNING LAW

The construction, interpretation, and enforcement of this Agreement shall be governed by the laws of Utah, excluding any conflict of law rule, which would refer any matter to the laws of a jurisdiction other than Utah.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the day and year first above written.

GASCO PRODUCTION COMPANY:		QUESTAR PIPELINE COMPANY:

By	/s/ Michael Decker	By	/s/ Shelley A. Wright
Name	Michael Decker	Shelley A. Wright
Title	EVP/COO	General Manager Marketing and
	(Please type name and Title)	Business Development

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EXHIBIT A

To

First Revised Precedent Agreement

Between

Questar Pipeline Company and Gasco Production Company

For

Uinta Basin Transportation Project

New Agreement

Reserved Daily Capacity (RDC)	25,000 Dth/d

Rate:(1) $3.65/Dth/Month

Minimum contract term: 10 years from the date capacity is made available

Primary Receipt Point (2)	Maximum Receipt Point Quantity(3)
Green River M&R — MAP 359	25,000

Primary Delivery Point(3)	Maximum Delivery Point Quantity
Chipeta Processing Plant	25,000

(1) This rate does not include usage charges, fuel reimbursement charges and ACA, and other FERC-approved surcharges.

(2) The parties may negotiate revisions to the listed primary points and quantities if necessary to match capacity availability.

(3) Total Receipt Point RDC must equal Total Delivery Point RDC.

5

EXHIBIT B

To

First Revised Precedent Agreement

Between

Questar Pipeline Company and Gasco Production Company

For

Uinta Basin Transportation Project

Contract No.

FIRM TRANSPORTATION SERVICE AGREEMENT

Rate Schedule T-1

1.                           SHIPPER’S NAME AND ADDRESS:

Gasco Energy Company

2.                           SHIPPER’S STATUS:

☐            Local Distribution Company (LDC)

☐            Intrastate Pipeline Company

☐            Interstate Pipeline Company

☐            End User

☒          Producer

☐            Marketer

☐            Pipeline Sales Operating Unit

3.                           TRANSPORTATION AUTHORITY:

☒          18 C.F.R. § 284 Subpart G

☐            18 C.F.R. § 284 Subpart B (NGPA § 311)

Transportation on Behalf of: (only applicable to § 311)

☐            LDC or Intrastate Pipeline Company

☐            Interstate Pipeline Company or Shipper

4.                           RATE SCHEDULE T-1 RDC:

25,000	Dth/day	Term	through
	Dth/day	Term	through

5.                           PRIMARY RECEIPT POINTS:

MAP No.	-	Description	Capacity	Term
359	-	Green River M&R	25,000 Dth/day
-

6

6.                           PRIMARY DELIVERY POINTS:

MAP No.	-	Description	Capacity	Term
	-	Chipeta Processing Plant	25,000 Dth/day
-

7.                           SEGMENTED CAPACITY:

Capacity	-	Rec. Pt. MAP No. - Desc.	Del. Pt. MAP No. - Desc.

8.                           RATES:

Reservation Charge:

Primary Points

Rate
Rec. Location	Del. Location	Type of Charge	($/Dth/mo.)
Green River M&R	Chipeta	T-1	$3.65/Dth/mo.

Alternate Points

Rate
Rec. Location	Del. Location	Type of Charge	($/Dth/mo.)
All	All	T-1	maximum

Usage Charges:

☒          The rate on Questar’s Statement of Rates.

☐            See Additional Terms

Volumetric Rate:

Rate
Rec. Location	Del. Location	Type of Charge	($/Dth/d)

9.                           ADDITIONAL FACILITIES CHARGES:

☒          None

☐            Lump sum payment of

☐            Monthly fee of

☐            See additional terms

10.                     TERM OF AGREEMENT:

A 10 year term beginning on the date the service becomes available.

11.                     RENEWAL TERM:

☐            None

☒          Month to month

☐            Year to year

☐            Other:

This Agreement may be terminated by either party by giving written notice:

90            days before the expiration of its primary term.

90            days before the expiration of any renewal term.

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12.                     ADDITIONAL TERMS:

13.                     This Agreement includes all the terms and conditions of Part 1 of Questar’s FERC Gas Tariff, Second Revised Volume No. 1 and the terms, conditions and signatures of Shipper’s access agreement with Questar.

GASCO PRODUCTION COMPANY:		QUESTAR PIPELINE COMPANY:

By	/s/ Michael Decker	By	/s/ Shelley A. Wright
Name	Michael Decker	Shelley A. Wright
Title	EVP/COO	General Manager Marketing and
	(Please type name and Title)	Business Development

8

Exhibit D

Form of Recording Memorandum

Uintah County, Utah

Duchesne County, Utah

MEMORANDUM OF AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT

This MEMORANDUM OF AMENDED AN RESTATED GAS GATHERING AND PROCESSING AGREEMENT (this “Memorandum”) is to impart notice to all persons of the Amended and Restated Gas Gathering and Processing Agreement dated                  , 2012 (the “Agreement”) between Monarch Natural Gas, LLC, whose address is 5613 DTC Parkway, Suite 200, Greenwood Village, CO 80111 (“Gatherer”), and Gasco Production Company, whose address is 8 Inverness Drive East, Suite 100, Englewood, CO 80112 (“Producer”).

1.             Producer has agreed on an exclusive basis (the “Dedication”) to make physical delivery to Gatherer of the entirety of gas and associated hydrocarbons (the “Hydrocarbons”) produced or delivered by Producer and its Affiliates (as such term is defined in the Agreement) from (i) the leases described on Schedule A (the “Leases”), and (ii) any other lands located within the geographic area described on Schedule B (the “AMI”), whether now owned or hereafter acquired, along with the processing rights, subject to certain volume exclusions as described herein, and any and all additional right, title, interest, or claim of every kind and character of Producer or its Affiliates in (x) the Leases or (y) lands within the AMI, and Gas (as such term is defined in the Agreement) production therefrom, and all interests in any wells, whether now existing or drilled hereafter, on, or completed on, lands covered by a Lease or within the AMI.

2.             The Dedication includes Gas under contract with Producer from or otherwise attributable to (i) NFR Uinta Basin LLC under the Agreement dated July 25, 2007, and (ii) Halliburton Energy Services, Inc. under the Agreement dated May 1, 2005, and (iii) MBG Trust under the Agreement dated August 1, 2008, as they currently exist.  The Dedication shall not include Gas acquired after the Effective Date of this Agreement by Producer through other means including, but not limited to, marketing arrangements or joint operating agreements.

3.             The Dedication herein constitutes merely an exclusive obligation to make physical delivery of the Hydrocarbons to Gatherer, and shall not in any manner whatsoever constitute a conveyance, assignment, transfer, or sale of any form of ownership interest in the Hydrocarbons or the mineral estate underlying the Leases.  Ownership, custody, and risk of loss with respect to the Hydrocarbons shall be determined exclusively pursuant to the terms and condition of the Agreement.

4.             The Dedication herein shall terminate, in part or in its entirety, pursuant to the terms and conditions of the Agreement.

5.             Subject to the written approval of both parties in their sole discretion, the Agreement is available for review during regular business hours at the offices of Gatherer and Producer.

6.             This Memorandum and all rights and covenants in connection herewith shall run with the underlying Leases and associated lands and shall be binding upon the parties hereto and their respective successors and assigns.

7.             This Memorandum may be executed in multiple counterparts, each of which shall constitute an original and all of which, when construed together, shall constitute one and the same instrument.

[Execution Page Follows.]

This MEMORANDUM OF GAS GATHERING AND PROCESSING AGREEMENT is executed and delivered to be effective as of March 1, 2010.

MONARCH NATURAL GAS, LLC		GASCO PRODUCTION COMPANY

By:		By:
Name:		Name:
Title:		Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing MEMORANDUM OF GAS GATHERING AGREEMENT was acknowledged before me on                         , 2012, by C. Judson Williams, in his capacity as Chief Financial Officer of Monarch Natural Gas, LLC, on behalf of said limited liability company.

Notary Public

My Commission Expires:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing MEMORANDUM OF GAS GATHERING AGREEMENT was acknowledged before me on                   , 2012, by                       , in his/her capacity as                      of Gasco Production Company, on behalf of said corporation.

Notary Public

My Commission Expires:

Schedule 1

Description of AMI

Schedule 2

Receipt Points, Well Names and Locations, and Delivery Points

SCHEDULE 2

Well Names-Receipt Points

Well Name	Qtr/Qtr	Sec	Twn	Rge	County
Desert Spring Federal 21-1-10-18	NE NW	1	10	18	Uintah
Desert Spring Federal 41-1-10-18	NE NE	1	10	18	Uintah
Desert Spring State 12-36-9-18	SW NW	36	9	18	Uintah
Desert Spring State 21-36-9-18	NE NW	36	9	18	Uintah
Desert Spring State 23-36-9-18	NE SW	36	9	18	Uintah
Desert Spring State 33-36-9-18	NW SE	36	9	18	Uintah
Desert Spring State 34-36-9-18	SW SE	36	9	18	Uintah
Desert Spring State 41-36-9-18	NE NE	36	9	18	Uintah
Desert Spring State 43-36-9-18	NE SE	36	9	18	Uintah
Federal 11-19-9-19	NWNW	19	9	19	Uintah
Federal 11-21-9-19	NW NW	21	9	19	Uintah
Federal 11-22-9-19	NW NW	22	9	19	Uintah
Federal 11-22-10-18	NW NW	22	10	18	Uintah
Federal 12-1-10-18	SW NW	1	10	18	Uintah
Federal 12-19-9-19	SW NW	19	9	19	Uintah
Federal 12-20-9-19	SW NW	20	9	19	Uintah
Federal 12-29-9-19	SW NW	29	9	19	Uintah
Federal 12-30-9-19	SW NW	30	9	19	Uintah
Federal 12-31-9-19	SW NW	31	9	19	Uintah
Federal 13-30B	SW SW	30	9	19	Uintah
Federal 14-17-9-19	SW SW	17	9	19	Uintah
Federal 14-18-2 #1	SW SW	18	10	18	Uintah
Federal 14-18-9-19	SW SW	18	9	19	Uintah
Federal 14-19-9-19	SW SW	19	9	19	Uintah
Federal 14-31-9-19	SW SW	31	9	19	Uintah
Federal 16-26A	SE SE	26	9	18	Uintah
Federal 21-19-9-19	NE NW	19	9	19	Uintah
Federal 21-30-9-19	NE NW	30	9	19	Uintah
Federal 21-31-9-19	NE NW	31	9	19	Uintah
Federal 21-6-10-19	NE NW	6	10	19	Uintah
Federal 22-30-10-18	SE NW	30	10	18	Uintah
Federal 23-12 #1 (Pete’s Wash)	NE SW	12	10	17	Uintah
Federal 23-18-9-19	NE SW	18	9	19	Uintah
Federal 23-19-9-19	NE SW	19	9	19	Uintah

Federal 23-21-9-19	NE SW	21	9	19	Uintah
Federal 23-29 #1	NE SW	29	9	19	Uintah
Federal 23-30-9-19	NE SW	30	9	19	Uintah
Federal 23-31-9-19	NE SW	31	9	19	Uintah
Federal 24-20-9-19	SE SW	20	9	19	Uintah
Federal 24-31-9-19	SE SW	31	9	19	Uintah
Federal 24-7 #1	SE SW	7	10	18	Uintah
Federal 31-21-9-19	NW NE	21	9	19	Uintah
Federal 31-29 #1	NW NE	29	9	19	Uintah
Federal 32-19X-9-19	SW NE	19	9	19	Uintah
Federal 32-20-9-19	SW NE	20	9	19	Uintah
Federal 32-30-9-19	SW NE	30	9	19	Uintah
Federal 32-31-9-19	SW NE	31	9	19	Uintah
Federal 34-18-9-19	SW SE	18	9	19	Uintah
Federal 34-19-9-19	SW SE	19	9	19	Uintah
Federal 34-29 #1	SW SE	29	9	19	Uintah
Federal 34-30-9-19	SW SE	30	9	19	Uintah
Federal 41-19-9-19	NE NE	19	9	19	Uintah
Federal 41-30-9-19	NE NE	30	9	19	Uintah
Federal 41-31-9-19	NE NE	31	9	19	Uintah
Federal 42-21-9-19	SE NE	21	9	19	Uintah
Federal 42-29-9-19	SE NE	29	9	19	Uintah
Federal 43-19-9-19	NE SE	19	9	19	Uintah
Federal 43-24-3 #1	NE SE	24	10	17	Uintah
Federal 43-30-9-19	NE SE	30	9	19	Uintah
Federal 44-20-9-19	SE SE	20	9	19	Uintah
Gate Canyon Federal 41-19-11-16	NE NE	19	11	16	Duchesne
Gate Canyon State 23-16-11-15	NESW	16	11	15	Duchesne
Gate Canyon State 23-16-11-16	NE SW	16	11	16	Duchesne
Gate Canyon State 31-21-11-15	NW NE	21	11	15	Duchesne
Gate Canyon State 41-20-11-15	NE NE	20	11	15	Duchesne
Lamb Trust 14-14-9-19	SW SW	14	9	19	Uintah
Lamb Trust 24-14-9-19	SE SW	14	9	19	Uintah
Lamb Trust 24-22-9-19	SE SW	22	9	19	Uintah
Lamb Trust 34-22-9-19	SW SE	22	9	19	Uintah
Lamb Trust 34-22A-9-19	SW SE	22	9	19	Uintah
Lytham Federal 22-22-9-19	SE NW	22	9	19	Uintah
RBU 01-10D	NENE	10	10	18	Uintah
RBU 03-12D	NENW	12	10	18	Uintah
RBU 03-15D	NENW	15	10	18	Uintah
Sheep Wash Federal 11-25-9-18	NW NW	25	9	18	Uintah
Sheep Wash Federal 12-25-9-18	SW NW	25	9	18	Uintah
Sheep Wash Federal 14-25-9-18	SW SW	25	9	18	Uintah
Sheep Wash Federal 21-25-9-18	NE NW	25	9	18	Uintah
Sheep Wash Federal 23-25-9-18	NE SW	25	9	18	Uintah
Sheep Wash Federal 23-26-9-18	NE SW	26	9	18	Uintah
Sheep Wash Federal 31-25-9-18	NW NE	25	9	18	Uintah

Sheep Wash Federal 32-25-9-18	SW NE	25	9	18	Uintah
Sheep Wash Federal 34-25-9-18	SW SE	25	9	18	Uintah
Sheep Wash Federal 34-26-9-18	SW SE	26	9	18	Uintah
Sheep Wash Federal 41-25-9-18	NE NE	25	9	18	Uintah
Sheep Wash Federal 41-26-9-18	NE NE	26	9	18	Uintah
Sheep Wash Federal 43-25-9-18	NE SE	25	9	18	Uintah
State 02-32B	NW NE	32	9	19	Uintah
State 04-32B	NW NW	32	9	19	Uintah
State 07-36A	SW NE	36	9	18	Uintah
State 12-32-9-19	SW NW	32	9	19	Uintah
State 13-36A	SW S	36	9	18	Uintah
State 21-32A-9-19	NE NW	32	9	19	Uintah
State 21-32B-9-19	NE NW	32	9	19	Uintah
State 22-32A-9-19	NE NW	32	9	19	Uintah
State 24-16-9-19	SE SW	16	9	19	Uintah
Uteland Federal 42-11-10-18	SE NE	11	10	18	Uintah
Uteland State 12-2-10-18	SW NW	2	10	18	Uintah
Uteland State 21-2-10-18	NE NW	2	10	18	Uintah
Uteland State 34-2-10-18	SW SE	2	10	18	Uintah
Uteland State 41-2-10-18	NE NE	2	10	18	Uintah
Uteland State 43-2-10-18	NE SE	2	10	18	Uintah
Wilkin Ridge Federal 12-4-11-17	SW NW	4	11	17	Duchesne
Wilkin Ridge Federal 14-4-11-17	SW SW	4	11	17	Duchesne
Wilkin Ridge Federal 23-29-10-17	NE SW	29	10	17	Duchesne
Wilkin Ridge Federal 24-20-10-17	SE SW	20	10	17	Duchesne
Wilkin Ridge Federal 31-29-10-17	NW NE	29	10	17	Duchesne
Wilkin Ridge Federal 32-20-10-17	SW NE	20	10	17	Duchesne
Wilkin Ridge Federal 34-17-10-17	SW SE	17	10	17	Duchesne
Wilkin Ridge State 12-32-10-17	SW NW	32	10	17	Duchesne
Wilkin Ridge State 24-32-10-17	SE SW	32	10	17	Duchesne
Wilkin Ridge State 31-32-10-17	NW NE	32	10	17	Duchesne
Wilkin Ridge State 34-16-10-17	SW SE	16	10	17	Duchesne
Wilkin Ridge State 44-32-10-17	SE SE	32	10	17	Duchesne

Delivery Points

Riverbend — Map Point 359 on the Questar Pipeline Map

Gate Canyon — Map Point 349 on the Questar Pipeline Map

Schedule 3

Leases

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	14	S2S2, EXC RIVER
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	22	SESE
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	23	S2NW, N2SW, S2SWSW, EXC RIVER
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	27	NENE, SE, EXC RIVER

1

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	22	SESW
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	14	SESW
LUT-0002	Karl Lamb, Successor Trustee for the beneficiaries under Declaration & Agreement of Trust, dated November 1, 1965, from Floyd E. Lamb,Trustors and under Extension of Declaration & Agreement of Trust dated June 26, 1982, from Janet C. Lamb, et al, beneficiaries of Trust, PO Box 374, Myton, Utah 84052-0374	09S	19E	22	SWSE
LUT-0003-01	DOROTHY M. NORSETH FAMILY TRUST DATED APRIL 16, 1992	09S	19E	12	N2SE, SWSE, E2SW, EXC RIVER
LUT-0003-01	DOROTHY M. NORSETH FAMILY TRUST DATED APRIL 16, 1992	09S	19E	13	NENW, E2SW, SWNW, E2NWNW, EXC RIVER
LUT-0003-02	Merle G. Hyer Company, Inc.	09S	19E	12	N2SE, SWSE, E2SW, EXC RIVER
LUT-0003-02	Merle G. Hyer Company, Inc.	09S	19E	13	NENW, E2SW, SWNW, E2NWNW, EXC RIVER
LUT-1002	State of Utah ML-45171	09S	18E	36	NWSW
LUT-1002	State of Utah ML-45171	09S	18E	36	SENE, NWNE, SENW, NWNW, SESW
LUT-1002	State of Utah ML-45171	09S	18E	36	SWNE
LUT-1002	State of Utah ML-45171	09S	18E	36	NENE, NENW, SWNW, NESE, NESW
LUT-1002	State of Utah ML-45171	09S	18E	36	S2SE, NWSE, SWSW
LUT-1003	State of Utah ML-45172	09S	19E	32	Lots 1 (24.17), 2 ( (30.30) 3 (41.11). 5 (20.65), E2NE, SWNE
LUT-1003	State of Utah ML-45172	09S	19E	32	Lot 4 (40.00) aka NWSE
LUT-1003	State of Utah ML-45172	09S	19E	32	NWNE
LUT-1003	State of Utah ML-45172	09S	19E	32	NWNW, SWNW

2

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-1003	State of Utah ML-45172	09S	19E	32	NENW
LUT-1003	State of Utah ML-45172	09S	19E	32	SENW
LUT-1004	State of Utah ML-45175	10S	18E	16	N2
LUT-1012	State of Utah ML-46300	11S	15E	36	ALL
LUT-1013	State of Utah ML-46301	11S	16E	16	N2
LUT-1013	State of Utah ML-46301	11S	16E	16	S2S2, NWSW, N2SE
LUT-1013	State of Utah ML-46301	11S	16E	16	NESW
LUT-1014	State of Utah ML-46302	11S	16E	32	ALL
LUT-1025	State of Utah ML-46910	11S	15E	32	N2, N2SW, NWSE
LUT-1026	State of Utah ML-47057	10S	17E	36	ALL
LUT-1028	State of Utah ML-47067	11S	15E	16	ALL
LUT-1029	State of Utah ML-47069	11S	16E	36	N2
LUT-1030	State of Utah ML-47070	11S	17E	2	ALL
LUT-1031	State of Utah ML-47071	11S	17E	16	ALL
LUT-1032	State of Utah ML-47072	11S	17E	32	ALL
LUT-1033	State of Utah ML-47073	11S	17E	36	ALL
LUT-1034	State of Utah ML-47074	11S	18E	32	ALL
LUT-1037	State of Utah ML-47824	12S	17E	2	ALL
LUT-1039	State of Utah ML-48266	09S	19E	16	N2, SE
LUT-1039	State of Utah ML-48266	09S	19E	16	SWSW, N2SW
LUT-1039	State of Utah ML-48266	09S	19E	16	SESW
LUT-1040	State of Utah ML-48650	10S	17E	16	NENE
LUT-1041	State of Utah ML-48928	10S	17E	16	N2S2, SESE, S2SW, SENE, W2NE, NW
LUT-1041	State of Utah ML-48928	10S	17E	16	NENW
LUT-1042	State of Utah ML-49308	11S	15E	21	W2, SE, E2NE, SWNE
LUT-1042	State of Utah ML-49308	11S	15E	28	N2, SW, NWSE
LUT-1042	State of Utah ML-49308	11S	15E	29	E2, E2SW
LUT-1042	State of Utah ML-49308	11S	15E	21	NWNE
LUT-1045	State of Utah ML-13214	10S	19E	16	ALL
LUT-1046	State of Utah ML-13215-A	10S	18E	2	W2SE
LUT-1046	State of Utah ML-13215-A	10S	18E	2	SESE
LUT-1046	State of Utah ML-13215-A	10S	18E	2	NESE, Drilliste for the Uteland St. 43-2-10-18
LUT-1047	State of Utah ML-26968	10S	18E	2	NWNE, SWNE, N2SW, SESW
LUT-1047	State of Utah ML-26968	10S	18E	2	NWNW
LUT-1047	State of Utah ML-26968	10S	18E	2	SENE
LUT-1047	State of Utah ML-26968	10S	18E	2	SENW, SWSW
LUT-1047	State of Utah ML-26968	10S	18E	2	NENE
LUT-1047	State of Utah ML-26968	10S	18E	2	SWNW
LUT-1047	State of Utah ML-26968	10S	18E	2	NENW

3

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-1048	State of Utah ML-47056	10S	17E	32	N2NW, SENW
LUT-1048	State of Utah ML-47056	10S	17E	32	N2S2, SWSW, SWSE, S2NE, NENE
LUT-1048	State of Utah ML-47056	10S	17E	32	SWNW
LUT-1048	State of Utah ML-47056	10S	17E	32	NWNE, SESW, SESE
LUT-1055	State of Utah ML-49945	11S	15E	19	ALL
LUT-1055	State of Utah ML-49945	11S	15E	20	S2, NW, S2NE, NWNE (IRREGULAR SECTION)
LUT-1055	State of Utah ML-49945	11S	15E	29	NW, W2SW
LUT-1055	State of Utah ML-49945	11S	15E	30	ALL
LUT-1055	State of Utah ML-49945	11S	15E	31	N2, N2SE
LUT-1055	State of Utah ML-49945	11S	15E	20	NENE
LUT-1056	State of Utah ML-50512	10S	18E	32	SWSW
LUT-1057	State of Utah ML-50966	09S	19E	36	All
LUT-3001	Bureau of Land Management UTU-0147541	09S	19E	33	SWSE, NWNW, E2W2NE, E2NWSE, EXC RIVER
LUT-3002	Bureau of Land Management UTU-0147541-A	09S	19E	33	SESE
LUT-3003	Bureau of Land Management UTU-017991	09S	19E	17	N2
LUT-3003	Bureau of Land Management UTU-017991	09S	19E	18	S2N2, NWNW
LUT-3004	Bureau of Land Management UTU-018260-A	10S	18E	22	NE, SE
LUT-3004	Bureau of Land Management UTU-018260-A	10S	18E	23	ALL
LUT-3004	Bureau of Land Management UTU-018260-A	10S	18E	22	NENW, S2NW
LUT-3004	Bureau of Land Management UTU-018260-A	10S	18E	22	NWNW
LUT-3005	Bureau of Land Management UTU-058148	10S	18E	24	NW, NWNE, NWSW
LUT-3006	Bureau of Land Management UTU-16544	09S	19E	17	SESW, SE
LUT-3006	Bureau of Land Management UTU-16544	09S	19E	18	SESW, NWSW , SESE
LUT-3006	Bureau of Land Management UTU-16544	09S	19E	18	NWSE
LUT-3006	Bureau of Land Management UTU-16544	09S	19E	18	SWSW, NESW, SWSE
LUT-3006	Bureau of Land Management UTU-16544	09S	19E	17	SWSW
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	NW, S2NE, NWNE
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	NWSW, S2SW
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	N2SE
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	S2SE
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	NENE
LUT-3007	Bureau of Land Management UTU-19266	09S	18E	26	NWSW
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	SENE, SESE, SESW
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	NWNE, SENW, NWSE, NWSW
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	NENE, NENW, NESE, NESW
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	SWSW
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	SWNE
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	SWSE
LUT-3009	Bureau of Land Management UTU-37246	09S	19E	30	SWNW

4

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3013	Bureau of Land Management UTU-62159	11S	15E	7	W2, W2E2, SENE, E2SE
LUT-3013	Bureau of Land Management UTU-62159	11S	15E	8	S2
LUT-3013	Bureau of Land Management UTU-62159	11S	15E	18	ALL
LUT-3015	Bureau of Land Management UTU-65319	11S	15E	34	W2
LUT-3017	Bureau of Land Management UTU-65324	11S	18E	28	LOTS 1-3, S2NW, all of the bed of the Green River (see lease for metes & bounds description)
LUT-3021	Bureau of Land Management UTU-65779	11S	16E	31	S2
LUT-3022	Bureau of Land Management UTU-65782	12S	17E	3	W2W2
LUT-3022	Bureau of Land Management UTU-65782	12S	17E	4	E2
LUT-3022	Bureau of Land Management UTU-65782	12S	17E	8	E2, E2W2
LUT-3022	Bureau of Land Management UTU-65782	12S	17E	9	N2
LUT-3022	Bureau of Land Management UTU-65782	12S	17E	10	W2W2
LUT-3023	Bureau of Land Management UTU-65783	12S	17E	20	N2, N2SW, SE
LUT-3023	Bureau of Land Management UTU-65783	12S	17E	21	N2SE
LUT-3023	Bureau of Land Management UTU-65783	12S	17E	22	S2NW, NWSW
LUT-3025	Bureau of Land Management UTU-66798	11S	15E	24	N2, N2SW, SESW, SE
LUT-3025	Bureau of Land Management UTU-66798	11S	15E	25	NE, E2NW
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	18	W2SE
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	13	SW
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	14	S2
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	15	S2
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	18	W2, NE
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	24	N2, N2SW, SWSW, SE
LUT-3026	Bureau of Land Management UTU-66800	11S	16E	18	E2SE
LUT-3027	Bureau of Land Management UTU-67253	11S	16E	23	S2
LUT-3027	Bureau of Land Management UTU-67253	11S	16E	24	SESW
LUT-3028	Bureau of Land Management UTU-68387	10S	18E	7	SESW
LUT-3029	Bureau of Land Management UTU-68620	10S	18E	4	W2
LUT-3029	Bureau of Land Management UTU-68620	10S	18E	9	ALL
LUT-3029	Bureau of Land Management UTU-68620	10S	18E	3	W2
LUT-3043	Bureau of Land Management UTU-73165	11S	15E	15	NW
LUT-3043	Bureau of Land Management UTU-73165	11S	15E	17	W2
LUT-3044	Bureau of Land Management UTU-73425	11S	16E	31	N2
LUT-3048	Bureau of Land Management UTU-74387	11S	15E	5	E2
LUT-3048	Bureau of Land Management UTU-74387	11S	15E	9	W2
LUT-3048	Bureau of Land Management UTU-74387	11S	15E	15	SW
LUT-3050	Bureau of Land Management UTU-74396	11S	16E	21	ALL
LUT-3050	Bureau of Land Management UTU-74396	11S	16E	22	ALL
LUT-3050	Bureau of Land Management UTU-74396	11S	16E	23	N2

5

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3052	Bureau of Land Management UTU-74401	10S	17E	24	S2NE, SW, NWSE, SWSE
LUT-3052	Bureau of Land Management UTU-74401	10S	17E	23	NE, NENW, SW, W2SE, SESE
LUT-3052	Bureau of Land Management UTU-74401	10S	17E	25	NENE, S2NE, W2,SE
LUT-3052	Bureau of Land Management UTU-74401	10S	17E	24	NESE
LUT-3053	Bureau of Land Management UTU-74403	11S	17E	9	ALL
LUT-3054	Bureau of Land Management UTU-74407	10S	18E	17	S2
LUT-3055	Bureau of Land Management UTU-74968	10S	17E	13	ALL
LUT-3055	Bureau of Land Management UTU-74968	10S	17E	24	N2NE, NW, SESE
LUT-3055	Bureau of Land Management UTU-74968	10S	17E	23	W2NW, SENW
LUT-3056	Bureau of Land Management UTU-74971	10S	18E	6	W2NW, S2
LUT-3056	Bureau of Land Management UTU-74971	10S	18E	18	N2, E2SW, SE
LUT-3056	Bureau of Land Management UTU-74971	10S	18E	18	NWSW
LUT-3056	Bureau of Land Management UTU-74971	10S	18E	18	SWSW
LUT-3057	Bureau of Land Management UTU-75079	10S	17E	1	NWSW, S2S2
LUT-3057	Bureau of Land Management UTU-75079	10S	17E	14	S2
LUT-3057	Bureau of Land Management UTU-75079	10S	17E	15	S2
LUT-3057	Bureau of Land Management UTU-75079	10S	17E	12	S2S2
LUT-3058	Bureau of Land Management UTU-75084	10S	17E	22	ALL
LUT-3058	Bureau of Land Management UTU-75084	10S	17E	23	NESE
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	5	NWSW, NWSE
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	7	S2NW, N2SW, SWSW, SE
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	19	SWSW
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	21	W2SW
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	29	N2NE, SW
LUT-3059	Bureau of Land Management UTU-75088	10S	18E	31	N2SE, SWSE
LUT-3060	Bureau of Land Management UTU-75231	11S	16E	17	E2SW
LUT-3060	Bureau of Land Management UTU-75231	11S	16E	17	N2, SE
LUT-3060	Bureau of Land Management UTU-75231	11S	16E	17	W2SW
LUT-3061	Bureau of Land Management UTU-75232	11S	16E	12	W2
LUT-3062	Bureau of Land Management UTU-75233	11S	16E	27	ALL
LUT-3062	Bureau of Land Management UTU-75233	11S	16E	28	ALL
LUT-3062	Bureau of Land Management UTU-75233	11S	16E	29	ALL
LUT-3062	Bureau of Land Management UTU-75233	11S	16E	30	ALL
LUT-3063	Bureau of Land Management UTU-75235	11S	17E	4	N2, SE
LUT-3063	Bureau of Land Management UTU-75235	11S	17E	10	W2
LUT-3063	Bureau of Land Management UTU-75235	11S	17E	4	NWNW
LUT-3063	Bureau of Land Management UTU-75235	11S	17E	4	SWNW
LUT-3064	Bureau of Land Management UTU-75236	11S	17E	12	W2
LUT-3064	Bureau of Land Management UTU-75236	11S	17E	24	S2NE, NW, N2S2

6

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3065	Bureau of Land Management UTU-75514	11S	17E	6	E2SW, SE
LUT-3065	Bureau of Land Management UTU-75514	11S	17E	18	W2NW, N2NE, NENW
LUT-3065	Bureau of Land Management UTU-75514	11S	17E	19	NWNW, N2NE, NENW
LUT-3066	Bureau of Land Management UTU-75515	11S	17E	15	ALL
LUT-3066	Bureau of Land Management UTU-75515	11S	17E	22	ALL
LUT-3067	Bureau of Land Management UTU-75670	11S	15E	10	NE
LUT-3068	Bureau of Land Management UTU-75672	11S	17E	3	ALL
LUT-3068	Bureau of Land Management UTU-75672	11S	17E	5	ALL
LUT-3068	Bureau of Land Management UTU-75672	11S	17E	7	ALL
LUT-3068	Bureau of Land Management UTU-75672	11S	17E	8	ALL less SWNE
LUT-3068	Bureau of Land Management UTU-75672	11S	17E	8	SWNE
LUT-3069	Bureau of Land Management UTU-76031	10S	17E	30	SWSW
LUT-3069	Bureau of Land Management UTU-76031	10S	17E	31	W2
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	4	SESW, N2SW
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	6	W2SW
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	12	NE
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	14	ALL
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	23	N2, N2S2
LUT-3070	Bureau of Land Management UTU-76032	11S	17E	4	SWSW
LUT-3071	Bureau of Land Management UTU-76033	09S	19E	19	NWNE, SENW, SENE, NWSW, NWSE, SESW
LUT-3071	Bureau of Land Management UTU-76033	09S	19E	19	NESW
LUT-3071	Bureau of Land Management UTU-76033	09S	19E	19	NESE
LUT-3071	Bureau of Land Management UTU-76033	09S	19E	19	NENW, NENE, SWNW, SWNE, SWSW, SWSE
LUT-3071	Bureau of Land Management UTU-76033	09S	19E	19	NWNW
LUT-3072	Bureau of Land Management UTU-76034	09S	19E	29	SWNE, E2NW, SESE, N2SE
LUT-3072	Bureau of Land Management UTU-76034	09S	19E	29	SWSE
LUT-3074	Bureau of Land Management UTU-76256	11S	17E	17	ALL
LUT-3074	Bureau of Land Management UTU-76256	11S	17E	21	NE, N2NW, SENW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	22	SWSW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	NWNW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	28	S2S2, E2W2NW, NWNENW, EXC RIVER
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	SESW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	NENE
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	NESW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	SENE
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	NWNE
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	SWNW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	29	NWSW, SWSW
LUT-3075	Bureau of Land Management UTU-76262	09S	19E	21	S2S2, EXC RIVER

7

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3077	Bureau of Land Management UTU-76478	11S	15E	10	W2, SE
LUT-3077	Bureau of Land Management UTU-76478	11S	15E	23	N2, N2SW, SWSW, SE
LUT-3078	Bureau of Land Management UTU-76489	09S	19E	27	S2, S2SWNW
LUT-3078	Bureau of Land Management UTU-76489	09S	19E	33	E2NESW, S2NWSW, SWNE, NWNW, EXC RIVER
LUT-3078	Bureau of Land Management UTU-76489	09S	19E	35	NENE
LUT-3078	Bureau of Land Management UTU-76489	09S	19E	31	NWNE, SENE, SE, NWNW, SENW, NWSW
LUT-3078	Bureau of Land Management UTU-76489	09S	19E	31	SWNW, SWSW, NENW, NESW, SESW, SWNE, NENE
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	4	S2SW
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	5	S2S2, NWSW, S2NESW
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	6	S2SW
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	7	W2W2, EXC RIVER
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	8	N2, EXC RIVER
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	9	N2NW, S2NE, EXC RIVER
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	6	NWNW, S2NW, SW
LUT-3079	Bureau of Land Management UTU-76490	10S	19E	6	NENW
LUT-3080	Bureau of Land Management UTU-76760	10S	15E	19	NENE
LUT-3080	Bureau of Land Management UTU-76760	10S	15E	21	SE
LUT-3080	Bureau of Land Management UTU-76760	10S	15E	28	NENE, SW, W2SE, SESE
LUT-3080	Bureau of Land Management UTU-76760	10S	15E	31	N2, NESW, NWSE
LUT-3081	Bureau of Land Management UTU-76761	10S	15E	22	E2NW, SW
LUT-3081	Bureau of Land Management UTU-76761	10S	15E	27	W2NW, S2
LUT-3081	Bureau of Land Management UTU-76761	10S	15E	33	N2, N2S2
LUT-3081	Bureau of Land Management UTU-76761	10S	15E	34	NENE, S2NE, N2NW, SWNW, N2S2
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	5	W2
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	6	ALL
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	7	NENE
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	8	N2
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	9	NE, N2SE, SWSE
LUT-3083	Bureau of Land Management UTU-76810	11S	15E	17	E2
LUT-3084	Bureau of Land Management UTU-76811	11S	15E	13	W2
LUT-3084	Bureau of Land Management UTU-76811	11S	15E	14	ALL
LUT-3084	Bureau of Land Management UTU-76811	11S	15E	22	NENE, W2E2, E2W2, W2NW, SESE
LUT-3085	Bureau of Land Management UTU-76812	11S	15E	25	SW, N2SE, SESE
LUT-3085	Bureau of Land Management UTU-76812	11S	15E	26	ALL
LUT-3085	Bureau of Land Management UTU-76812	11S	15E	27	ALL
LUT-3085	Bureau of Land Management UTU-76812	11S	15E	34	E2
LUT-3085	Bureau of Land Management UTU-76812	11S	15E	35	W2NE, SENE, W2, SE
LUT-3086	Bureau of Land Management UTU-76814	11S	16E	1	ALL
LUT-3086	Bureau of Land Management UTU-76814	11S	16E	3	ALL

8

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3086	Bureau of Land Management UTU-76814	11S	16E	4	ALL
LUT-3086	Bureau of Land Management UTU-76814	11S	16E	10	ALL
LUT-3087	Bureau of Land Management UTU-76818	09S	18E	33	S2
LUT-3088	Bureau of Land Management UTU-77063	10S	17E	12	NWSW
LUT-3088	Bureau of Land Management UTU-77063	10S	17E	12	NE
LUT-3088	Bureau of Land Management UTU-77063	10S	17E	12	NESW (Drillsite Fed 23-12 #1)
LUT-3090	Bureau of Land Management UTU-78214	10S	17E	3	ALL
LUT-3090	Bureau of Land Management UTU-78214	10S	17E	10	ALL
LUT-3091	Bureau of Land Management UTU-78215	10S	17E	25	NWNE
LUT-3091	Bureau of Land Management UTU-78215	10S	17E	26	ALL
LUT-3091	Bureau of Land Management UTU-78215	10S	17E	27	ALL
LUT-3092	Bureau of Land Management UTU-78216	10S	17E	34	ALL
LUT-3092	Bureau of Land Management UTU-78216	10S	17E	35	ALL
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	S2NW, SWNE, NWSW, N2SE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	22	NENW, SWNW, N2SW, NWSE, SWNE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	NENW, NENE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	22	NESE, N2NE, SENE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	27	N2NENW, N2NWNE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	NESW
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	NWNW
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	SENE
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	22	SENW, NWNW
LUT-3093	Bureau of Land Management UTU-78433	09S	19E	21	NWNE
LUT-3094	Bureau of Land Management UTU-79784	11S	16E	6	E2SW, SE
LUT-3097	Bureau of Land Management UTU-80679	10S	16E	33	SE
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	25	NWNE, SENE, SENW, W2NW, NWSE, SESE, SESW, NWSW
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	27	ALL
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	1
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	25	SWNE
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	25	NENW, NESW, NENE, NESE
LUT-3098	Bureau of Land Management UTU-009803	09S	18E	25	SWSW, SWSE
LUT-3099	Bureau of Land Management UTU-013766	10S	19E	15	ALL
LUT-3099	Bureau of Land Management UTU-013766	10S	19E	17	E2
LUT-3099	Bureau of Land Management UTU-013766	10S	19E	21	ALL
LUT-3099	Bureau of Land Management UTU-013766	10S	19E	23	ALL
LUT-3100	Bureau of Land Management UTU-8344	11S	21E	13	ALL
LUT-3101	Bureau of Land Management UTU-013820	10S	18E	1	SE, NWNE, SENE
LUT-3101	Bureau of Land Management UTU-013820	10S	18E	3	E2
LUT-3101	Bureau of Land Management UTU-013820	10S	18E	3	S2SE

9

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3101	Bureau of Land Management UTU-013820	10S	18E	1	NENE
LUT-3102	Bureau of Land Management UTU-0125822	09S	20E	8	W2SE
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	10	NWNE
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	11	NWNE, SWNE, E2SE
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	15	SW, S2NW, NWNW
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	10	NENE, SENE, NWNE
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	11	NWSE, NENE
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	15	NENW
LUT-3103	Bureau of Land Management UTU-013429-A	10S	18E	11	SENE
LUT-3104	Bureau of Land Management UTU-017713	09S	19E	34	ALL
LUT-3104	Bureau of Land Management UTU-017713	09S	19E	35	S2,NW,S2NE,NWNE
LUT-3105	Bureau of Land Management UTU-013818-A	10S	18E	10	W2
LUT-3105	Bureau of Land Management UTU-013818-A	10S	18E	11	NENW
LUT-3105	Bureau of Land Management UTU-013818-A	10S	18E	15	W2SE
LUT-3105	Bureau of Land Management UTU-013818-A	10S	18E	11	S2NW, NWNW
LUT-3106	Bureau of Land Management UTU-035316	10S	19E	3	NWNW, SE
LUT-3106	Bureau of Land Management UTU-035316	10S	19E	10	NW
LUT-3107	Bureau of Land Management UTU-013821-A	10S	18E	12	All
LUT-3107	Bureau of Land Management UTU-013821-A	10S	18E	12	NENW, NWSW
LUT-3108	Bureau of Land Management UTU-01562-B	09S	20E	8	SESW
LUT-3109	Bureau of Land Management UTU-016869-A	09S	20E	8	NESW
LUT-3110	Bureau of Land Management UTU-03576	10S	19E	4	W2, NWNE, EXC RIVER
LUT-3110	Bureau of Land Management UTU-03576	10S	19E	5	N2SE, NE, E2NW, EXC RIVER
LUT-3110	Bureau of Land Management UTU-03576	10S	19E	7	E2, SENW, NESW, EXC RIVER
LUT-3110	Bureau of Land Management UTU-03576	10S	19E	18	E2, NESW, NENW, EXC RIVER
LUT-3111	Bureau of Land Management UTU-8346	11S	21E	24	ALL
LUT-3111	Bureau of Land Management UTU-8346	11S	21E	25	ALL
LUT-3112	Bureau of Land Management UTU-8348	11S	21E	12	ALL
LUT-3112	Bureau of Land Management UTU-8348	11S	22E	7	ALL
LUT-3112	Bureau of Land Management UTU-8348	11S	22E	18	ALL
LUT-3112	Bureau of Land Management UTU-8348	11S	22E	19	ALL
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	SWNW, W2SW, SE
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	30	ALL
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	NWNW
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	NENW
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	S2NE
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	SENW
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	SESW
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	NENE

10

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	NESW
LUT-3114	Bureau of Land Management UTU-65632	10S	17E	29	NWNE
LUT-3115	Bureau of Land Management UTU-74402	10S	17E	31	SE
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	19	ALL
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	20	NW, SE
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	21	ALL
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	20	N2SW, SWSW
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	20	SESW
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	20	SWNE
LUT-3116	Bureau of Land Management UTU-75083	10S	17E	20	N2NE, SENE
LUT-3117	Bureau of Land Management UTU-75085	10S	17E	28	ALL
LUT-3118	Bureau of Land Management UTU-75086	10S	17E	31	NE
LUT-3118	Bureau of Land Management UTU-75086	10S	17E	33	ALL
LUT-3119	Bureau of Land Management UTU-74836	10S	18E	20	W2
LUT-3119	Bureau of Land Management UTU-74836	10S	18E	29	NW
LUT-3120	Bureau of Land Management UTU-74408	10S	18E	19	E2
LUT-3120	Bureau of Land Management UTU-74408	10S	18E	30	NE
LUT-3121	Bureau of Land Management UTU-56947	10S	17E	8	E2SE, SWSE, S2NE, E2SW, SENW
LUT-3121	Bureau of Land Management UTU-56947	10S	17E	8	NWSE
LUT-3122	Bureau of Land Management UTU-75080	10S	17E	4	LOTS 1 - 4, S2N2, S2 (ALL)
LUT-3122	Bureau of Land Management UTU-75080	10S	17E	9	ALL
LUT-3123	Bureau of Land Management UTU-75081	10S	17E	5	LOTS 1-4, S2N2, S2 (ALL)
LUT-3123	Bureau of Land Management UTU-75081	10S	17E	6	LOTS 1-7, SENW, E2SW, SE, S2NE (ALL)
LUT-3123	Bureau of Land Management UTU-75081	10S	17E	7	LOTS 1-4, E2W2, E2 (ALL)
LUT-3123	Bureau of Land Management UTU-75081	10S	17E	8	N2N2, SWNW, W2SW
LUT-3124	Bureau of Land Management UTU-75082	10S	17E	17	N2, SW, N2SE, SESE
LUT-3124	Bureau of Land Management UTU-75082	10S	17E	18	ALL
LUT-3124	Bureau of Land Management UTU-75082	10S	17E	17	SESE
LUT-3124	Bureau of Land Management UTU-75082	10S	17E	17	SWSE
LUT-3125	Bureau of Land Management UTU-75087	11S	17E	1	ALL
LUT-3125	Bureau of Land Management UTU-75087	11S	17E	11	ALL
LUT-3125	Bureau of Land Management UTU-75087	11S	17E	13	NW, W2SW
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	3	S2NE, SE
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	10	E2
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	11	S2
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	12	ALL
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	13	ALL
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	14	ALL
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	23	E2E2

11

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	24	ALL
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	25	N2, SE, E2SW, NWSW
LUT-3126	Bureau of Land Management UTU-63150	10S	15E	25	SWSW
LUT-3127	Bureau of Land Management UTU-67844	09S	16E	25	W2SW, SESW
LUT-3127	Bureau of Land Management UTU-67844	09S	16E	26	SWNE, NW, N2SW, SESW, SE
LUT-3127	Bureau of Land Management UTU-67844	09S	16E	35	N2NE, SENE, NESE
LUT-3128	Bureau of Land Management UTU-74457	10S	15E	15	E2
LUT-3129	Bureau of Land Management UTU-76482	10S	18E	1	NWNW, SWNE, SW
LUT-3129	Bureau of Land Management UTU-76482	10S	18E	1	SENW
LUT-3129	Bureau of Land Management UTU-76482	10S	18E	1	NENW, SWNW
LUT-3133	Bureau of Land Management UTU-79820	10S	15E	21	N2, SW
LUT-3133	Bureau of Land Management UTU-79820	10S	15E	28	W2NE
LUT-3134	Bureau of Land Management UTU-81769	11S	15E	9	SESE
LUT-3134	Bureau of Land Management UTU-81769	11S	15E	13	E2
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	N2S2, SWSW, SWSE
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	N2NE, SENE
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	SENW, N2NW
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	SWNW
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	SESE
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	SESW
LUT-3135	Bureau of Land Management UTU-75090	09S	19E	20	SWNE
LUT-3136	Bureau of Land Management UTU-76717	10S	18E	7	NENW
LUT-3137	Bureau of Land Management UTU-76718	10S	19E	6	NE, N/2SE
LUT-3138	Bureau of Land Management UTU-82694	11S	16E	6	W2W2, NENW, N2NE
LUT-3141	Bureau of Land Management UTU-82470	12S	14E	4	E2SE, S2SW
LUT-3141	Bureau of Land Management UTU-82470	12S	14E	5	S2SE
LUT-3141	Bureau of Land Management UTU-82470	12S	14E	6	ALL
LUT-3141	Bureau of Land Management UTU-82470	12S	14E	8	ALL
LUT-3141	Bureau of Land Management UTU-82470	12S	14E	9	ALL
LUT-3142	Bureau of Land Management UTU-82699	11S	16E	5	ALL
LUT-3142	Bureau of Land Management UTU-82699	11S	16E	8	W2, SE
LUT-3142	Bureau of Land Management UTU-82699	11S	16E	9	W2, SE
LUT-3143	Bureau of Land Management UTU-82705	10S	18E	20	NE
LUT-3144	Bureau of Land Management UTU-82706	10S	18E	13	NE, N2NW
LUT-3145	Bureau of Land Management UTU-82704	10S	18E	4	E2
LUT-3146	Bureau of Land Management UTU-84265	10S	18E	21	N2
LUT-3147	Bureau of Land Management UTU-84262	10S	18E	17	N2
LUT-3147	Bureau of Land Management UTU-84262	10S	18E	6	LOTS 1-3 (N2NE, NENW), S2NE, SENW
LUT-3147	Bureau of Land Management UTU-84262	10S	18E	7	NWNW

12

Gasco Lease No.	Lessor	TWP	RNG	SEC	Description
LUT-3149	Bureau of Land Management UTU-84263	10S	18E	19	NW, N2SW, SESW
LUT-3149	Bureau of Land Management UTU-84263	10S	18E	30	SW, N2NW, SWNW, SE
LUT-3149	Bureau of Land Management UTU-84263	10S	18E	31	N2, SW
LUT-3149	Bureau of Land Management UTU-84263	10S	18E	30	SENW
LUT-3150	Bureau of Land Management UTU-84264	10S	18E	20	SE
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	19	W2, SE
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	20	SW, E2
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	19	SENE
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	20	W2NW
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	19	W2NE
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	20	E2NW
LUT-3151	Bureau of Land Management UTU-74395	11S	16E	19	NENE

13

Schedule 4

Purchase Option

X.1          In consideration of the mutual covenants and restrictions granted in this Agreement and consummation of the transactions contemplated by the Asset Purchase Agreement by and among Gasco Energy, Inc., a Nevada corporation (“Gasco”),  Riverbend Gas Gathering, LLC, a Nevada limited liability company and a wholly owned subsidiary of Gasco (“Seller”) and Gatherer dated January 29, 2010, Producer hereby grants to Gatherer for a period beginning on March 1, 2010 and terminating at 11:59 p.m. on January 29, 2025, the exclusive and irrevocable right and option (the “Option”) to purchase fee ownership of a parcel consisting of 50 acres of land contiguous to certain property owned by the Gatherer (the “Option Property”) out of the 110 Acre parcel described on the attached plat (the “Land”).  The Option shall be exercised by the giving of notice to Producer of the election by Gatherer to exercise the Option (the “Option Exercise Notice”).

X.2          Upon receipt of the Option Exercise Notice, Producer agrees within thirty (30) days to give Gatherer a notice consisting of the legal description of the Producer’s proposed Option Property (the “Property Determination Notice”), as determined by Producer in the exercise of its reasonable discretion taking into account the needs and requirements of Gatherer in its intended use of the Option Property as auxiliary to its business operations and Producer in its use of the remainder of the Land.  Gatherer shall notify Producer in writing whether such Option Property is acceptable in the exercise of its reasonable discretion within thirty (30) days after receipt of the Property Determination Notice.  If the proposed Option Property is not acceptable to Gatherer, then the parties shall negotiate in good faith to determine the legal description of the Option Property. If the parties are unable to reach agreement on such description, then Gatherer shall submit to Producer the name of a qualified member in good standing of the Utah Society of Professional Engineers whose expertise is in civil engineering or who otherwise has experience in designing relevant disposal facilities (the “Engineer”), Producer shall submit to Gatherer the name of a qualified member in good standing of he Utah Council of Land Surveyors (the “Surveyor”), and the Engineer and Surveyor shall cooperate to choose an attorney who is a qualified member of the Utah State Bar and whose expertise is in oil and gas matters (the “Attorney”, together with the Engineer and Surveyor, the “Arbiters”).  None of the Arbiters appointed shall have worked for either Producer or Gatherer during the previous three (3) years.  The parties agree that the Arbiters shall work together to divide the Land and delineate the Option Property as a parcel contiguous to Gatherer’s land and otherwise taking into account the needs and requirements of both Gatherer and Producer, and that such determination shall be considered final and binding on both parties.  Any dispute between the Arbiters regarding the division of the Land shall be settled by a majority vote of the Arbiters. Producer and Gatherer shall share equally in all costs associated with the Arbiters.

X.3          Upon final determination of the Option Property (the “Determination Date”) as set forth above, Producer agrees within thirty (30) days thereafter and upon payment of the Purchase Price (as hereafter defined) to deliver unto Gatherer or its designee a general warranty deed conveying good and marketable title to the Option Property, free and clear from all liens and encumbrances other than (a) building and zoning regulations, (b) conditions, agreements, restrictions and easements now of record, (c) any state of facts an inspection or survey of the

Option Property may show so long as such state of facts do not materially impair the value and intended use of the Option Property; and (d) unpaid assessments payable after the date of the transfer of title.

X.4                             Possession of the property shall be delivered to Gatherer upon delivery of the deed and payment of the Purchase Price (the date of such delivery, the “Closing Date”).  Producer shall pay all transfer taxes, if any.  Gatherer shall be responsible for all ad valorem real estate taxes for period from and after the Closing Date, and Producer shall pay gatherer for all ad valorem real estate taxes for the period prior to the Closing Date.  If on such date the amount of taxes is undetermined, proration shall be based on the prior years taxes and if the real estate is part of a larger tract for tax purposes, on an equitable basis as well. Producer and Gatherer also agree to apportion pro rata, as of the Closing Date, the cost of any utilities allocable to the Option Property.

X.5                             Gatherer shall pay as the purchase price for the Option Property an amount of $108,300 (the “Purchase Price”).

X.6                             This Option shall apply to and bind the distributees, executors, administrators, successors and assigns of Producer and Gatherer.

Schedule 5

Letter Agreement regarding Payment

X.1.                          Gasco Production Company (“Gasco”) and Monarch Natural Gas, LLC (“Monarch”) are Parties to that certain Gas Gathering and Processing Agreement of even date herewith (the “GGA”).  Under the further terms and conditions of the GGA, Monarch has agreed to provide certain gathering and processing services, for which services Gasco has agreed, on a monthly basis, to pay designated Gathering and Processing Fees as invoiced by Monarch pursuant to Article 9 of the GGA. As referenced at Section 9.2 of the GGA, the Parties have agreed to additional terms and conditions in this letter (the “Letter Agreement”) related to monthly billing, all as set forth in this Letter Agreement.

X.2.                          Gasco acknowledges Monarch’s preference to spread a portion of the credit risk associated with payment of the monthly Gathering Fee to an additional payer during the Minimum Volume Period.  To accommodate this preference, the Parties have entered into a Shared Allocation Escrow Agreement (the “Escrow Agreement”) of even date herewith with JPMorgan Chase Bank, National Association as escrow agent (the “Escrow Agent”), pursuant to which the Parties have established a non-interest bearing escrow account (the “Fund”) into which amounts that may be payable (“Purchase Payments”) to Gasco by certain material purchasers of Gas from Gasco (each a “Purchaser”), including Anadarko Energy Services Company (“Anadarko”), shall be directly deposited and the Escrow Agent shall disburse the proceeds of the Fund to the Parties in accordance with the terms and conditions of the Escrow Agreement.

X.3.                          Gasco will make a one-time payment to Monarch of $500,000 on the date hereof, as a prepayment for the first Month of services that Monarch will provide.

X.4.                          Anadarko purchases Gas from Gasco pursuant to the Base Contract for Sale and Purchase of Natural Gas, between Gasco (d/b/a Riverbend Gas Gathering, LLC) and Anadarko, dated December 1, 2007, as amended by the Natural Gas Purchase/Sale Confirmation between those parties, dated April 16, 2009 (the “Anadarko Purchase Agreement”). In accordance with paragraph 3 herein, Gasco has instructed Anadarko to pay directly to the Fund each Month the Purchase Payment payable in such Month under the Anadarko Purchase Agreement (the “Anadarko Monthly Payment”).

X.5.                          During each Month of the Minimum Volume Period in which the Anadarko Purchase Agreement is in effect, and in which Gasco’s payment instruction is still being followed by Anadarko, the Anadarko Monthly Payment will be delivered by Anadarko to the Fund, by the payment date specified in the Anadarko Purchase Agreement.

X.6.                          Each such Month, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall disburse from the Fund the cleared deposit received from the Purchasers to the Parties. For clarity and the avoidance of doubt, and unless otherwise specified in the Escrow Agreement, Monarch shall receive a disbursement each Month from the Fund in the amount of

$500,000 as payment for the amount that may be owed by Gasco to Monarch under the GGA, and the remaining balance of the proceeds of the Fund shall be disbursed to Gasco.

X.7.                          This Letter Agreement is not intended to enlarge or alter the Parties’ rights and obligations under the GGA beyond the terms specifically articulated herein, including the manner in which Market Price is to be calculated and any adjustments that might otherwise be applicable in a given calendar quarter to the Quarterly Minimum Volume.

X.8.                          Gasco acknowledges that notwithstanding Gasco’s payment instruction to any Purchaser, Gasco remains responsible for full payment, each Month, of the applicable Gathering Fee pursuant to the further terms and conditions of the GGA.  To the extent that, in any Month, the Purchase Payments are insufficient to pay the full Gathering Fee, Gasco will remain responsible for the full Gathering and Processing Fees owed for such Month pursuant to the GGA, and Monarch shall have no remedies or recourse against any Purchaser.  All contact with the Purchasers regarding late or non-payment of any Purchase Payment is, and shall remain during the term hereof, the exclusive responsibility of Gasco.

X.9.                          Monarch will promptly notify Gasco regarding any failure to timely receive the full $500,000 Monthly disbursement from the Fund. Upon such notification, Gasco will, within three Business Days, pay to Monarch any unpaid portion of amounts due for that Month.

X.10.                   Monarch acknowledges that the payment arrangement described in this letter may be subject to termination, in whole or in part, by any Purchaser, including by way of termination or expiration of any applicable purchase agreement, or pursuant to any Purchaser’s decision to pay all amounts directly to Gasco.

X.11.                   The term of this Letter Agreement shall be five years unless otherwise terminated as allowed herein.

X.12.                   By agreeing to this billing and payment arrangement, Gasco does not grant, assign, sell, transfer or otherwise convey any right or interest in any other agreement, instrument or document, including the Anadarko Purchase Agreement, to Monarch or to Monarch’s Affiliates or Assignees.  Gasco reserves to itself all rights, setoffs, counterclaims and other defenses, if any, to payment that it otherwise possesses under the GGA.

X.13.                   There are no third-party beneficiaries to the agreement expressed by the Parties in this letter.

X.14.                   This letter shall be governed by the laws of the State of Colorado pursuant to the further terms of Section 14 of the GGA.